                                                                 EXHIBIT 10.18.6

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                        THIRD RESTATED CREDIT AGREEMENT

                                     among

                     CAMERON ASHLEY BUILDING PRODUCTS, INC.

                                      and

                          CAMERON ASHLEY CANADA, INC.

                                      and

                               NATIONSBANK, N.A.,
                                   as Agent,

                              ABN AMRO BANK, N.V.,
                                  as Co-Agent,

                               NATIONSBANK, N.A.,
                                as Issuing Bank,

                      CANADIAN IMPERIAL BANK OF COMMERCE,
                               as Canadian Agent,

                      CANADIAN IMPERIAL BANK OF COMMERCE,
                            as Canadian Issuing Bank

                                    and each
                                     LENDER

                                 March 31, 1999



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                     NATIONSBANC MONTGOMERY SECURITIES LLC,
                       as Lead Arranger and Book Manager

                               TABLE OF CONTENTS

ARTICLE I.  DEFINITIONS
     1.01.    Definitions.....................................................1
     1.02.    Accounting and Other Terms.....................................24

ARTICLE II.  AMOUNTS AND TERMS OF ADVANCES
     2.01.    The Advances...................................................25
     2.02.    Making Advances................................................25
     2.03.    Evidence of Indebtedness.......................................27
     2.04.    Prepayments....................................................28
     2.05.    Repayment......................................................29
     2.06.    Interest.......................................................29
     2.07.    Default Interest...............................................30
     2.08.    Continuation and Conversion Elections for Domestic Advances....30
     2.09.    Fees...........................................................31
     2.10.    Reduction of Commitment........................................32
     2.11.    Funding Losses.................................................33
     2.12.    Computations and Manner of Payments............................33
     2.13.    Yield Protection; Changed Circumstances........................34
     2.14.    Use of Proceeds................................................37
     2.15.    Letters of Credit..............................................37
     2.16.    Canadian Letters of Credit.....................................41
     2.17.    Reallocation...................................................46
     2.18.    Provisions Respecting Canadian Advances........................47

ARTICLE III.  CONDITIONS PRECEDENT
     3.01.    Conditions Precedent to Effectiveness..........................51
     3.02.    Conditions Precedent to All Advances, Letters of Credit and
              Canadian Letters of Credit.....................................53
     3.03.    Conditions Precedent to Certain Advances, Letters of Credit
              and Canadian Letters of Credit.................................54

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES
     4.01.    Organization and Qualification.................................54
     4.02.    Due Authorization; Validity....................................55
     4.03.    Conflicting Agreements and Other Matters.......................55
     4.04.    Financial Statements; Fiscal Year..............................55
     4.05.    Litigation.....................................................55
     4.06.    Compliance With Laws Regulating the Incurrence of Debt.........56
     4.07.    Licenses, Title to Properties, and Related Matters.............56
     4.08.    Outstanding Debt; Existing Liens...............................56
     4.09.    Taxes..........................................................56
     4.10.    ERISA..........................................................57
     4.11.    Environmental Laws.............................................57
     4.12.    Investments; Subsidiaries......................................57
     4.13.    Certain Fees...................................................57

     4.14.    CABP...........................................................58
     4.15.    Disclosure.....................................................58
     4.16.    Year 2000 Compliance...........................................58
     4.17.    Survival of Representations and Warranties, Disclaimers,
              Waivers, etc...................................................58

ARTICLE V.  NEGATIVE COVENANTS
     5.01.    Current Ratio..................................................58
     5.02.    Net Worth......................................................59
     5.03.    Funded Debt to EBITDA Ratio....................................59
     5.04.    Fixed Charges Coverage Ratio...................................59
     5.05.    Restricted Payment.............................................59
     5.06.    Debt...........................................................59
     5.07.    Dispositions of Assets.........................................60
     5.08.    Merger; Consolidation; Investments.............................60
     5.09.    Liens..........................................................61
     5.10.    Fiscal Year and Accounting Method..............................62
     5.11.    Issuance of Capital Stock; Amendment of Charter................62
     5.12.    Change of Ownership............................................62
     5.13.    Sale and Leaseback.............................................62
     5.14.    Business.......................................................62
     5.15.    Transactions with Affiliates...................................62
     5.16.    Compliance with ERISA..........................................63
     5.17.    Note Purchase Agreement........................................63
     5.18.    Swap Exposure..................................................63
     5.19.    CAFS...........................................................63
     5.20.    Subsidiaries and Obligors......................................63
     5.21.    Intercompany Advances..........................................63

ARTICLE VI.  AFFIRMATIVE COVENANTS
     6.01.    Preservation of Existence and Similar Matters..................64
     6.02.    Licenses and Material Agreements...............................64
     6.03.    Compliance with Laws...........................................64
     6.04.    Maintenance of Properties......................................64
     6.05.    Payment of Taxes and Other Indebtedness........................64
     6.06.    ERISA Compliance...............................................64
     6.07.    Insurance......................................................65
     6.08.    Inspection Rights..............................................66
     6.09.    Records and Books of Account; Changes in GAAP..................66
     6.10.    Reporting Requirements.........................................66
     6.11.    Solvency.......................................................69
     6.12.    Subsidiaries and Obligor.......................................69
     6.13.    Further Assurances.............................................69

ARTICLE VII.  EVENTS OF DEFAULT
     7.01.    Events of Default..............................................70
     7.02.    Remedies Upon Default..........................................72
     7.03.    Cumulative Rights..............................................72
     7.04.    Waivers........................................................72

     7.05.    Performance by Agent or any Lender.............................73
     7.06.    Expenditures...................................................73
     7.07.    Control........................................................73

ARTICLE VIII.  THE AGENT AND CANADIAN AGENT
     8.01.    Authorization and Action.......................................73
     8.02.    Agent's Reliance, Etc..........................................74
     8.03.    NationsBank, N.A., Canadian Imperial Bank of Commerce and
              Affiliates.....................................................74
     8.04.    Lender Credit Decision.........................................74
     8.05.    Indemnification by Lenders.....................................75
     8.06.    Successor Agent................................................75
     8.07     Successor Canadian Agent.......................................75

ARTICLE IX.  MISCELLANEOUS
     9.01.    Amendments and Waivers.........................................76
     9.02.    Notices........................................................76
     9.03.    Parties in Interest............................................78
     9.04.    Assignments and Participations.................................78
     9.05.    Sharing of Payments............................................79
     9.06.    Right of Set-off...............................................79
     9.07.    Costs, Expenses, and Taxes.....................................80
     9.08.    INDEMNIFICATION BY BORROWERS...................................81
     9.09.    Rate Provision.................................................81
     9.10.    Severability...................................................82
     9.11.    Exceptions to Covenants........................................82
     9.12.    Counterparts...................................................82
     9.13.    GOVERNING LAW; WAIVER OF JURY TRIAL............................82
     9.14.    RESTATEMENT....................................................83
     9.15.    ENTIRE AGREEMENT...............................................83

SCHEDULES AND EXHIBITS:
    Schedule 1.01     -   Specified Percentages
    Schedule 3.01(f)  -   Guarantors
    Schedule 4.01-a   -   Jurisdictions of Qualification, Ownership and Capital
                          Structure - Parent
    Schedule 4.01-b   -   Jurisdictions of Qualification, Ownership and Capital
                          Structure - Subsidiaries
    Schedule 4.01-c   -   Jurisdictions of Qualification, Ownership and Capital
                          Structure - CA Canada
    Schedule 4.05     -   Existing Litigation
    Schedule 4.08-a   -   Existing Debt and Liabilities
    Schedule 4.08-b   -   Existing Liens
    Schedule 4.09     -   Taxes
    Schedule 9.02     -   Lender Addresses

    Exhibit A         -   Note (Domestic Advance)
    Exhibit B         -   Guaranty
    Exhibit C         -   Compliance Certificate
    Exhibit D         -   Borrowing Notice
    Exhibit E         -   Conversion or Continuation Notice
    Exhibit F         -   Borrowing Base Certificate
    Exhibit G         -   Opinions of Parent's and Obligors' Counsel
    Exhibit H         -   Instruction Letter
    Exhibit I         -   Solvency Certificates
    Exhibit J         -   Assignment and Acceptance Agreement
    Exhibit K         -   Note (Canadian Advance)
    Exhibit L         -   Reallocation Notice
    Exhibit M         -   Parent Guaranty

                        THIRD RESTATED CREDIT AGREEMENT


         THIS THIRD RESTATED CREDIT AGREEMENT is dated as of March 31, 1999, among Cameron Ashley Building Products, Inc., a Georgia corporation ("Parent"), Cameron Ashley Canada, Inc., a Canadian corporation ("CA Canada"), the Lenders from time to time party hereto or to an Assignment and Acceptance, NationsBank, N.A., as Issuing Bank and Agent, ABN AMRO Bank, N.V., as Co-Agent, and Canadian Imperial Bank of Commerce, as Canadian Issuing Bank and Canadian Agent.

                                  BACKGROUND.

         Parent and CA Canada entered into the Second Restated Credit Agreement dated as of January 27, 1997, with NationsBank of Texas, National Association (predecessor of NationsBank, N.A., by merger with and into NationsBank, N.A.), as Issuing Bank and Agent, and ABN AMRO Bank, N.V., as Co-Agent (such agreement, together with all amendments and restatements, the "Existing Agreement"). Parent and CA Canada have requested certain modifications of, among other things, financial covenants in the Existing Agreement, and Lenders and Issuing Bank have agreed to make such amendments, pursuant to the terms and conditions of this Agreement.

                                   AGREEMENT.

         NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.  DEFINITIONS

         1.01. Definitions. As used in this Agreement, the following terms have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):

         "ABN" has the meaning set forth in Section 2.17(a).

         "Acceptable Bank" means any bank or trust company (a) which is organized under the laws of the United States of America or any State thereof or the laws of Canada or any Province thereof, (b) which has capital, surplus and undivided profits aggregating at least $100,000,000 or the Canadian Dollar equivalent thereof, and (c) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "AA" or better by S&P or "Aa" or better by Moody's.

         "Acceptable Broker-Dealer" means any Person other than a natural person (a) which is registered as a broker or dealer pursuant to the Securities Exchange Act of 1934, as amended, and (b) whose long-term unsecured debt obligations shall have been given a rating of "AA" or better by S&P or "Aa" or better by Moody's.

         "Accounts" means, with respect to any Person, all present and future rights, howsoever evidenced, of such Person to payment for goods sold or leased or for services rendered, and whether or not they have been earned by performance, including, without limitation, all "accounts" as such term is defined under Applicable Law.

         "Additional Letter of Credit Costs" has the meaning specified in
Section 2.15(d).

         "Additional Canadian Letter of Credit Costs" has the meaning specified in Section 2.16(d).

         "Advance" means a Domestic Advance or a Canadian Advance.

         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control with another Person.

         "Agent" means NationsBank, N.A., in its capacity as Agent hereunder, or any successor Agent appointed pursuant to Section 8.06.

         "Agreement" means this Third Restated Credit Agreement, together with all amendments and restatements in accordance with its terms.

         "Applicable Law" means (a) in respect of any Person, all provisions of Laws of Tribunals applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party; (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "Applicable Law" shall mean the laws of the United States of America, including without limitation 12 USC Sections 85 and 86, as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Article 5069-1H, Title 79, Revised Civil Statutes of Texas, 1925, as amended, and if said Article 5069-1H is not applicable, Article 5069-1D, Title 79, Revised Civil Statutes of Texas, 1925, as amended, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree that the provisions of Chapter 346 of the Texas Finance Code, as amended, shall not apply to Advances, this Agreement, the Notes or any other Loan Papers; and (c) in respect of contracts relating to the Canadian Commitment, means the laws of the province of Alberta and the laws of Canada applicable therein.

         "Applicable Margin" means for the four most recently completed quarters immediately preceding the Effective Date and as tested at the end of each successive fiscal quarter (or month, if during the Peak Period) for the then four most recently completed quarters, effective on the first Business Day following receipt by Agent from Parent of a Compliance Certificate delivered to Agent for such fiscal quarter or month, as appropriate, demonstrating a change in the Funded Debt to EBITDA Ratio to an amount so that another Applicable Margin should be applied pursuant to the table set forth below, the Applicable Margin for each LIBOR Advance and for each Banker's Acceptance made on such day or thereafter shall thereafter mean the respective percentage calculated on a per annum basis set forth in Column A below opposite such relevant Funded Debt to EBITDA Ratio, and the Applicable Margin for the Commitment Fee shall mean the percentage calculated on a per annum basis in Column B below opposite such relevant Funded Debt to EBITDA Ratio, until such time as the Applicable Margin shall be redetermined as provided above; provided that the Applicable Margin shall never be a negative number.

                                                               Column A                    Column B
Funded Debt to EBITDA Ratio                                    LIBOR and                Commitment Fee
---------------------------                                     Bankers                 --------------
                                                           Acceptances Rate
                                                           ----------------
Greater than or equal to 3.75 to 1                              2.000%                      0.500%
Greater than or equal to 3.50 to 1 but less                     1.750%                      0.400%
than 3.75 to 1
Greater than or equal to 3.00 to 1 but less                     1.500%                      0.375%
than 3.50 to 1
Greater than or equal to 2.00 to 1 but less                     1.250%                      0.300%
than 3.00 to 1
Greater than or equal to 1.00 to 1 but less                     1.000%                      0.250%
than 2.00 to 1
Less than 1.00 to 1                                             0.750%                      0.200%

         "Arranger" means NationsBanc Montgomery Securities LLC.

         "Ashley" means Ashley Aluminum, LLC, a Georgia limited liability company.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by Agent or Canadian Agent, as the case may be, in the form of Exhibit J.

         "Attributable Debt" means, as to any particular lease relating to a Sale-and-Leaseback, the present value of all Lease Rentals required to be paid by Parent or any Subsidiary of Parent under such lease during the remaining term thereof, including any period for which such lease has been extended (such present value to be determined in accordance with generally accepted financial practice, compounded semiannually using a discount factor equal to the implicit rate of such lease, if known, of, if not, the current LIBOR Rate).

         "Auditor" means Deloitte & Touche, or other independent certified public accountants selected by Parent and acceptable to Agent.

         "Bankers' Acceptance" means a draft in Canadian Dollars drawn by CA Canada and accepted by the Canadian Agent and issued under this Agreement.

         "Bankers' Acceptance Rate" means the rate per annum established from time to time by the Canadian Agent as its base rate for the acceptance of Bankers' Acceptances.

         "Base Advance" means an Advance bearing interest at the Base Rate.

         "Base Rate" means a fluctuating rate per annum as shall be in effect from time to time announced or published by NationsBank, N.A. as its prime rate, and which may not necessarily be the lowest interest rate charged by NationsBank, N.A.

         "Borrowers" means Parent and CA Canada.

         "Borrowing" means a borrowing of the same Type made on the same day.

         "Borrowing Base" means, as of any given date, an amount equal to the sum of (a) 85% of the aggregate amount of Eligible Accounts of each of Parent, Ashley, Cameron and CA Canada plus (b) 50% of the value of Eligible Inventory of each of Parent, Ashley, Cameron and CA Canada; provided, in determining the "Borrowing Base", at no time shall the amount specified in clause (b) exceed the amount specified in clause (a).

         "Borrowing Base Certificate" means a written report in the form of Exhibit F, delivered by Parent to Agent and each Lender and certified as true and correct by an authorized officer of Parent, Ashley, Cameron and CA Canada. For purposes of preparing the Borrowing Base Certificate, to the extent that any of the Eligible Accounts or Eligible Inventory are valued in Canadian Dollars, Parent, Ashley, Cameron, and CA Canada shall determine the value of Eligible Accounts and Eligible Inventory by using the Equivalent Amount thereof.

         "Borrowing Notice" has the meaning set forth in Section 2.02(a).

         "Business Day" means (a) with respect to any Domestic Advance, a day of the year on which banks are not required or authorized to close in Dallas, Texas or, if with respect to any notice, payment or calculation related to a LIBOR Advance, London, England, or (b) with respect to any Canadian Advance, a day of the year on which banks are not required or authorized to close in Calgary, Alberta, Canada.

         "CABP" means CABP, Inc., an Arizona corporation.

         "CA Canada" has the meaning set forth in the introductory paragraph.

         "CAFS" means Cameron Ashley Financial Services, Inc., a Texas corporation.

         "CAFS Subsidiary" means any Person 100% of all of the equity interests (except directors qualifying shares) and voting interests of which are owned by CAFS.

         "CDOR Screen Rate" means the average bid rate for bankers' acceptances (expressed to five decimal places) quoted on the Reuter's Canadian discount offer rate screen at 10:00 a.m., Toronto time, on the applicable date for bankers' acceptances having a term to maturity of one month.

         "Cameron" means Wm. Cameron & Co., a Georgia corporation.

         "Canadian Advance" means an advance denominated in Canadian Dollars made by a Canadian Lender to CA Canada.

         "Canadian Agent" means Canadian Imperial Bank of Commerce, in its capacity as Canadian Agent hereunder, or any successor Canadian Agent appointed pursuant to Section 8.06.

         "Canadian Commitment" means CDN$25,000,000, as reduced from time to time pursuant to Section 2.10 or 7.02, or as increased from time to time pursuant to Section 2.17.

         "Canadian Dollars" and "CDN$" mean the lawful currency of Canada.

         "Canadian Dollar Exchange Equivalent" means, with reference to an amount expressed in a currency other than Canadian Dollars, the amount expressed in Canadian Dollars which the Canadian Agent would be required to pay in Calgary at the opening of business on the date specified, in order to purchase the original amount, in accordance with the Canadian Agent's usual foreign exchange practice.

         "Canadian Issuing Bank" means Canadian Imperial Bank of Commerce, in its capacity as issuer of a Canadian Letter of Credit in accordance with
Section 2.16.

         "Canadian L/C Cash Collateral Account" has the meaning specified in
Section 2.16(f).

         "Canadian L/C Related Documents" has the meaning specified in Section 2.16(e).

         "Canadian Lender" means the Canadian lenders listed on the signature pages of this Agreement, and each Eligible Assignee which hereafter becomes a party to this Agreement pursuant to Section 9.04 as a Canadian Lender.

         "Canadian Letter of Credit" has the meaning specified in Section
2.16(a).

         "Canadian Letter of Credit Agreement" has the meaning specified in
Section 2.16(b).

         "Canadian Letter of Credit Facility" has the meaning specified in
Section 2.16(a).

         "Canadian Prime Rate" means on any day and with respect to all Canadian Advances, the variable rate of interest expressed as a percentage per annum (calculated on the basis of a year of 365 days) which the Canadian Imperial Bank of Commerce quotes from time to time as the reference rate of interest it will charge for demand loans in Canadian Dollars to its customers in Canada and which it designates as its prime rate. If on the date an outstanding advance under the Canadian Commitment is converted to a Canadian Advance bearing interest at the Canadian Prime Rate, the Canadian Prime Rate is less than the Floor Rate on that date, then the interest rate applicable to such Advance shall be the Floor Rate until such time as the Canadian Prime Rate is no longer less than the Floor Rate, whereupon the interest rate applicable to such Canadian Advance bearing interest at the Canadian Prime Rate will be the Canadian Prime Rate. The Canadian Prime Rate is not necessarily intended to be the lowest rate of interest determined by the Canadian Imperial Bank of Commerce in connection with extensions of credit in Canadian Dollars. Changes in the rate of interest on that portion of any Loans maintained as Canadian Advances will take effect simultaneously with each change in the Canadian Prime Rate. Canadian Agent may give notice to Borrowers and each Canadian Lender of the Canadian Prime Rate from time to time quoted by the Canadian Imperial Bank of Commerce and such notice shall be conclusive and binding for all purposes absent error.

         "Canadian Prime Rate Advance" means a Canadian Advance bearing interest at the Canadian Prime Rate.

         "Capital Expenditures" means capital expenditures, as defined in accordance with GAAP.

         "Capital Leases" means capital leases and subleases, as defined in accordance with GAAP.

         "Co-Agent" means ABN AMRO Bank, N.V.

         "Commitment" means the Domestic Commitment and the Canadian Commitment.

         "Commitment Fee" means the fee described in Section 2.09(a).

         "Compliance Certificate" means a certificate of an officer of Parent acceptable to Agent, in the form of Exhibit C, (a) certifying that such individual has no knowledge that a Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action being taken or proposed to be taken with respect thereto, (b) setting forth detailed calculations with respect to the covenants described in Sections 5.01 through
5.04 and 5.14 and (c) setting forth detailed calculations of the Applicable Margin.

         "Consequential Loss," with respect to (a) Parent's or CA Canada's payment of all or any portion of the then-outstanding principal amount of a LIBOR Advance or a Bankers' Acceptance on a day other than the last day of the related Interest Period, including, without limitation, payments made as a result of the acceleration of the maturity of a Note, (b) subject to Agent's prior consent, a LIBOR Advance or a Bankers' Acceptance made on a date other than the date on which the Advance is to be made according to Section 2.02(a) or 2.08, or (c) any of the circumstances specified in Section 2.04 on which a Consequential Loss may be incurred, means any loss, cost or expense incurred by any Lender as a result of the timing of the payment or Advance or in liquidating, redepositing, redeploying or reinvesting the principal amount so paid or affected by the timing of the Advance or the circumstances described in
Section 2.04, which amount shall be the sum of (i) the interest that, but for the payment or timing of Advance, such Lender would have earned in respect of that principal amount, reduced, if such Lender is able to redeposit, redeploy, or reinvest the principal amount, by the interest earned by such Lender as a result of redepositing, redeploying or reinvesting the principal amount plus
(ii) any expense or penalty incurred by such Lender by reason of liquidating, redepositing, redeploying or reinvesting the principal amount. Each determination by each Lender of any Consequential Loss is, in the absence of manifest error, conclusive and binding.

         "Consolidated Assets" means, as of any date of determination, the total amount of all assets of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Contingent Liability" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase Property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation.

         "Continue," "Continuation" and "Continued" each refer to the continuation pursuant to Section 2.08 of a LIBOR Advance from one Interest Period to the next Interest Period.

         "Control" or "Controlled By" or "Under Common Control" mean possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that, in any event (a) any Person which beneficially owns (i) 10% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation and (ii) 10% or more of the interest in capital or profits of a partnership shall be conclusively presumed to control such partnership, and (b) no Person shall be deemed to be an Affiliate of a corporation solely by reason of his being an officer or director of such corporation.

         "Controlled Group" means, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         "Conversion or Continuance Notice" has the meaning set forth in
Section 2.08(b).

         "Convertible Subordinated Debt" means all unsecured Debt of Parent which shall (a) contain or have applicable thereto terms and provisions in form and substance satisfactory to Determining Lenders, including, without limitation, (i) subordination thereof to other Debt of Parent, including, without limitation, the Obligations, and (ii) covenants, events of default and other provisions, (b) have no principal payment prior to April 18, 2002, and
(c) contain a right for the holder thereof to convert such Debt to an equity interest in Parent under certain circumstances.

         "Current Assets" means the current assets of Parent and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

         "Current Liabilities" means the sum of (a) current liabilities of Parent and its Subsidiaries on a consolidated basis determined in accordance with GAAP, plus (b) to the extent not included in clause (a), the unpaid principal amount of all outstanding Advances, all accrued unpaid interest on Advances and all Reimbursement Obligations.

         "Currency Swap (1998)" means the ISDA Agreement dated effective February 4, 1998, together with all schedules, between ABN AMRO Bank, N.V., Chicago Branch, and CA Canada.

         "Debt" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified on the balance sheet as liabilities, and in any event including Capital Leases, Contingent Liabilities that are required to be disclosed and quantified in notes to consolidated financial statements in accordance with GAAP, and liabilities secured by any Lien on any Property, regardless of whether such secured liability is with or without recourse.

         "Debtor Relief Laws" means applicable bankruptcy, reorganization, moratorium, or similar Laws, or principles of equity affecting the enforcement of creditors' rights generally.

         "Default" means any event specified in Section 7.01, whether or not any requirement in connection with such event for the giving of notice, lapse of time, or happening of any further condition has been satisfied.

         "Determining Lenders" means any combination of Lenders whose allocations as set forth on Schedule 1.01 are at least 66.67% of $100,000,000.

         "Disposition Value" means, at any time, with respect to any Property, the book value thereof, valued at the time of such disposition in good faith by the owner of such Property.

         "Distribution" means, as to any Person, (a) any declaration or payment of any distribution or dividend (other than a stock dividend) on, or the making of any pro rata distribution, loan, advance, or investment to or in any holder (in its capacity as a partner, shareholder or other equity holder) of, any partnership interest or shares of capital stock or other equity interest of such Person, or (b) any purchase, redemption, or other acquisition or retirement for value of any shares of partnership interest or capital stock or other equity interest of such Person.

         "Dollars" and "$" mean lawful currency of the United States of America.

         "Domestic Advance" means an advance denominated in Dollars made by a Lender to Parent.

         "Domestic Commitment" means $80,000,000, as reduced from time to time pursuant to Section 2.10 or 7.02.

         "Domestic Lender" means the domestic lenders listed on the signature pages of this Agreement, and each Eligible Assignee which hereafter becomes a party to this Agreement pursuant to Section 9.04 as a Domestic Lender.

         "EBITDA" means, as of any date of determination, (a) the sum of Parent's and its Subsidiaries' (i) pre-tax income or deficit, as the case may be (excluding extraordinary items and income from the sale of assets other than in the ordinary course of business), plus (ii) cash interest expense paid or interest expense accrued, amortization of Debt discounts, any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities, and fees and expenses with respect to Hedge Agreements or similar agreements, plus (iii) depreciation and amortization expense, plus (iv) cash interest paid with respect to Capital Leases, plus (v) other non-cash charges of Parent and its Subsidiaries for such period deducted from consolidated revenues in determining net income for such period, plus (vi) all charges taken by Parent during fiscal year 1998 in connection with the phase-out of CAFS (not to exceed in the aggregate $3,000,000); minus (vii) non-cash items of Parent and its Subsidiaries for such period increasing consolidated revenues in determining net income for such period, all calculated on a consolidated basis in accordance with GAAP.

         "EBITDAR" means, as of any date of determination, (a) the sum of Parent's and its Subsidiaries' (i) pre-tax income or deficit, as the case may be (excluding extraordinary items and income from the sale of assets other than in the ordinary course of business), plus (ii) cash interest expense paid or interest expense accrued, amortization of Debt discounts, any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities, and fees and expenses with respect to Hedge Agreements or similar agreements, plus (iii) depreciation and amortization expense, plus (iv) lease payments paid pursuant to Operating Leases, plus (v) cash interest paid with respect to Capital Leases, plus (vi) other non-cash charges of Parent and its Subsidiaries for such period deducted from consolidated revenues in determining net income for such period, plus
(vii) all charges taken by Parent during fiscal year 1998 in connection with the phase-out of CAFS (not to exceed in the aggregate $3,000,000); minus (viii) non-cash items of Parent and its Subsidiaries for such period increasing consolidated revenues in determining net income for such period, all calculated on a consolidated basis in accordance with GAAP.

         "Effective Date" means March 31, 1999.

         "Eligible Accounts" means at the time of any determination thereof each Account as to which the following requirements have been fulfilled to the satisfaction of Agent, or Canadian Agent, as the case may be:

                  (a) Parent, Ashley, Cameron or CA Canada as appropriate, has lawful and absolute title to such Account;

                  (b) Such Account is a valid, legally enforceable obligation of the Person who is obligated under such Account (the "account debtor") for goods or services delivered or rendered to such Person, subject to Debtor Relief Laws which may be applicable to the account debtor, provided that the account debtor is not subject to any proceeding involving Debtor Relief Laws other than as a creditor;

                  (c) There has been excluded from such Account any portion that is subject to any dispute, offset, counterclaim, rebate or other claim or defense on the part of the account debtor or to any claim on the part of the account debtor denying liability under such Account known to Parent, Ashley, Cameron or CA Canada as appropriate;

                  (d) Such Account is evidenced by an invoice rendered to the account debtor and such Account is not evidenced by any chattel paper, promissory note or other instrument;

                  (e) Such Account is not subject to any security interest or other Lien, except landlord and similar Liens and Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation; provided such Liens only relate to amounts not yet due and payable;

                  (f) Fewer than ninety days have elapsed since the date specified in any invoice with respect to such Account as the due date for any amount stated on such invoice; and

                  (g) No account debtor in respect of such Account is (i) primarily conducting business in any jurisdiction located outside the United States of America or Canada unless otherwise acceptable to Agent and Canadian Agent, (ii) any Tribunal, domestic or foreign unless otherwise acceptable to Agent or Canadian Agent, as the case may be (as evidenced by such Agent's specific written acceptance), or (iii) the subject of a proceeding under any Debtor Relief Laws, provided, however, notwithstanding this clause (iii), provided that all the other requirements of Eligible Accounts are fulfilled to the satisfaction of Agent or Canadian Agent, as the case may be, accounts of other Persons acceptable to Agent or Canadian Agent, as the case may be (which acceptance shall be evidenced solely by such Agent's specific written consent) which are the subject of a proceeding under Debtor Relief Laws shall be Eligible Accounts; provided, that, no accounts payable by an account debtor shall constitute Eligible Accounts if 10% or more of the aggregate dollar amount of all Accounts owed to Parent, Ashley, Cameron or CA Canada, as appropriate, by such account debtor have been due and payable for 120 days or more from the date specified in any invoice with respect to such Account as the due date for any amount stated in such invoice; provided, further, if the accounts payable by an account debtor and all Affiliates of such account debtor shall constitute 15% or more of the aggregate dollar amount of all Accounts owed to Parent, Ashley, Cameron or CA Canada, as appropriate, the dollar amount of such accounts payable of such account debtor and its Affiliates in excess of 15% of the aggregate amount of all Accounts owed to Parent, Ashley, Cameron or CA Canada, as appropriate, shall be excluded in each determination of Eligible Accounts.

         "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, or the laws of Canada, or any province thereof, and having total assets in excess of the equivalent of $500,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any state thereof, or Canada, or any province thereof, having total assets in excess of the equivalent of $500,000,000, and not in receivership or conservatorship; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of the equivalent of $500,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is described in this clause; and (d) the central bank of any country which is a member of the Organization for Economic Cooperation and Development.

         "Eligible Inventory" means at any date the lesser of the actual cost or the current fair market value of Inventory (excluding goods in transit and work in progress) of Parent, Ashley, Cameron or CA Canada, as appropriate, determined in accordance with GAAP, provided that such Inventory shall constitute Eligible Inventory only if on the date as of which the determination is being made (a) it shall have been either (i) paid for or (ii) purchased on open account from a vendor who does not have a purchase money security interest or other Lien on either the acquired Inventory or any other Property of Parent, Cameron, Ashley or CA Canada, as appropriate, to secure the purchase price, (b) it shall not be damaged or obsolete, (c) it shall not have exceeded its normal shelf life, (d) it shall not be subject to any Lien or security interest, except landlord and similar Liens and Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation; provided such Liens only relate to amounts not yet due and payable, (e) Parent, Ashley, Cameron or CA Canada, as appropriate, shall have lawful and absolute title to it, (f) it is located in the United States of America or Canada, and (g) Parent, Cameron, Ashley or CA Canada, as appropriate, is neither consignor nor consignee with respect to such Inventory.

         "Environmental Claim" means any written notice by any Tribunal alleging potential liability for damage to the environment, or by any Person alleging potential liability for personal injury (including sickness, disease or death), resulting from or based upon (a) the presence or release (including sudden or non-sudden, accidental or non-accidental, leaks or spills) of any Hazardous Material at, in or from property, whether or not owned by Parent or any of its Subsidiaries, or
(b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) ("OSHA"), as such laws have been or hereafter may be amended or supplemented, any and all analogous future federal, or present or future state or local, Laws, and any and all analogous present or future laws of Canada or any province or territory therein.

         "Equity Proceeds" means the gross amount payable to Parent with respect to each issuance of any equity interest of Parent on or after the Effective Date, net only of actual costs and expenses payable by Parent to Persons not Affiliates of Parent who provided underwriting, accounting, legal, or similar services with respect to such issuance.

         "Equivalent Amount" means, on any date, the amount of Dollars into which an amount of Canadian Dollars may be converted at the Bank of Canada noon spot rate in Toronto as at approximately 12:00 noon, Toronto time, on such date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder, as from time to time in effect.

         "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of Parent or any Obligor, or is under common control with Parent or any Obligor, within the meaning of Section 414(c) of the Internal Revenue Code of 1986, as amended, and the regulations and rulings issued thereunder.

         "ERISA Event" means (a) a reportable event, within the meaning of
Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC, (b) the issuance by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (c) the cessation of operations at a facility in the circumstances described in Section 4068(f) of ERISA, (d) the withdrawal by Parent, any Subsidiary of Parent, or an ERISA Affiliate from a Multiple Employer Plan during a Plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (e) the failure by Parent, any Subsidiary of Parent, or any ERISA Affiliate to make a payment to a Plan required under Section 302 of ERISA, (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (g) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

         "Event of Default" means any of the events specified in Section 7.01 of this Agreement, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition.

         "Facility" means each piece of improved real property (whether owned or leased) at which an Obligor conducts business operations.

         "Fair Market Value" means, at any time and with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such date on such transactions received by Agent from three federal funds brokers of recognized standing selected by it.

         "Field" means Field Marketing, Inc., an Illinois corporation.

         "Fixed Charges Coverage Ratio" means, for Parent and its Subsidiaries calculated on a consolidated basis in accordance with GAAP for the 365-day period ended on the date of calculation, the ratio of (a) EBITDAR minus Capital Expenditures, to (b) lease payments paid pursuant to Operating Leases, plus interest expense with respect to Funded Debt and Capital Leases, plus all scheduled principal payments with respect to Funded Debt.

         "Floor Rate" means, for any day, the CDOR Screen Rate at or about 10:00 a.m., Toronto time on that day, plus 1%.

         "Funded Debt" means, as to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business.

         "Funded Debt to EBITDA Ratio" means, for any date of determination, the ratio of (a) the amount of Funded Debt of Parent and its Subsidiaries as at the date of determination, to (b) EBITDA for the 365-day period ended on the date of determination. For purposes of calculating this ratio only, with respect to Permitted Acquisitions occurring at any time during the four quarters immediately preceding the date of calculation of EBITDA, EBITDA shall have added to it the pro forma trailing 12 months EBITDA (calculated to exclude any increases in EBITDA which would be the result of any expenses that Parent projects to be eliminated by such Permitted Acquisition) attributable to such Permitted Acquisition as if such Permitted Acquisition occurred on the first day of such period. With respect to assets not owned at all times during the four quarters immediately preceding the date of calculation of EBITDA, the EBITDA attributable to any assets disposed of during such four quarters shall be deducted in the calculation of EBITDA.

         "GAAP" means generally accepted accounting principles applied on a consistent basis. Application on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, except for new developments or statements promulgated by the Financial Accounting Standards Board.

         "Guarantee" means, with respect to any Person all agreements to acquire any debt, equity or asset of such Person, guarantee any obligation of such Person, or maintain the liquidity or net worth of such Person, and all liabilities resulting from substantive consolidation, membership in any corporate group or similar equitable remedy, claims with respect to the breach of any agreement, all damages and penalties, and any indemnity of any Person.

         "Guarantors" means each Person listed on Schedule 3.01(f) and any other Person which executes a Guaranty.

         "Guaranty" means a Guaranty executed by each Guarantor in substantially the form of Exhibit B.

         "Hazardous Materials" means all materials subject to any Environmental Law, including without limitation materials listed in 49 C.F.R. Section 172.101, Hazardous Substances, explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates, asbestos, or material containing asbestos.

         "Hazardous Substances" means hazardous waste as defined in the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation Recovery Act, 42 U.S.C. Section 6901 et seq., and the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq and similar substances as defined in any analogous laws of Canada or any province, territory, or municipality therein.

         "Hedge Agreements" means any and all non-speculative agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, currency exchange rates, forward rates applicable to such party's assets, commodity prices (including commodity hedging agreements), liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, swap or collar protection agreements, and forward rate currency or interest rate options, as the same may be amended or modified and in effect from time to time, and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing

         "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, Lenders are then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to Borrowers. For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be (a) the weekly rate ceiling described in and computed in accordance with the provisions of Article 5069-1D, Title 79, Revised Civil Statutes of 1925, as amended, or (b) either the quarterly ceiling or the annualized ceiling computed pursuant to Art. 5069-1D.008, Title 79, Revised Civil Statutes of Texas, as amended; provided, however, that at any time the weekly rate ceiling, the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of
Article 5069-1D.009(a) and (b), Title 79, Revised Civil Statutes of Texas, as amended, shall control for purposes of such determination, as applicable

         "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

         "Interest Period" means the period beginning on the date the Advance is made, continued or accepted as a LIBOR Advance or as a Bankers' Acceptance and ending one, two, three, or six months thereafter (as Parent or CA Canada, as the case may be, shall select); provided, however, that whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

         "Inventory" means, with respect to any Person, any and all goods, wheresoever located, including, without limitation, goods in transit, whether now owned or hereafter acquired by such Person, which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in such Person's business, including, without limitation, all such property the sale or other disposition of which has given rise to Accounts of such Person and which has been returned to or repossessed or stopped in transit by such Persons and all "inventory" as such term is defined under Applicable Law.

         "Investment" means any acquisition of all or substantially all assets of any Person, or any direct or indirect purchase or other acquisition of, or a beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts, and similar expenditures in the ordinary course of business), or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Debt or accounts receivable of any other Person that are not current assets or do not arise from sales to that other Person in the ordinary course of business.

         "Issuing Bank" means NationsBank, N.A., in its capacity as issuer of a Letter of Credit pursuant to Section 2.15.

         "Law" means any constitution, statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any Tribunal.

         "L/C Cash Collateral Account" has the meaning specified in Section 2.15(f).

         "L/C Related Documents" has the meaning specified in Section 2.15(e).

         "Lease Rentals" means, with respect to any period, the sum of the minimum amount of rental and other obligations required to be paid during such period by Parent or any Subsidiary of Parent as lessee under all leases of real or personal property (other than Capital Leases), excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) (a) which are on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, or (b) which are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee.

         "Lender Affiliate" means the holding company of any Lender, or any wholly-owned direct or indirect subsidiary of such holding company or of such Lender.

         "Lenders" means each Canadian Lender and each Domestic Lender.

         "Lending Office" means, with respect to each Lender, its branch or affiliate, (a) initially, the office of each Lender, branch or affiliate identified as such on Schedule 9.02, and (b) subsequently, such other office of each Lender, branch or affiliate as each Lender may designate to Borrowers, Agent and Canadian Agent as the office from which the Advances of each Lender will be made and maintained and for the account of which all payments of principal and interest on the Advances and the Commitment Fee will thereafter be made. Lenders may have more than one Lending Office for the purpose of making Base Advances, LIBOR Advances, Canadian Advances, bearing interest at either the Canadian Prime Rate or the U.S. Base Rate and Canadian Advances by way of Bankers' Acceptances.

         "Letter of Credit" has the meaning specified in Section 2.15(a).

         "Letter of Credit Agreement" has the meaning specified in Section 2.15(b).

         "Letter of Credit Facility" has the meaning specified in Section
2.15(a).

         "LIBOR Advance" means a Domestic Advance bearing interest at the LIBOR Rate.

         "LIBOR Lending Office" means, with respect to each Lender, the office designated as its "LIBOR Lending Office" below its name on Schedule 9.02, or such other office of Lender or any of its affiliates hereafter designated by notice to Parent and Agent.

         "LIBOR Rate" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, and (b) the sum of the LIBOR Rate Basis plus the Applicable Margin. The LIBOR Rate shall, with respect to LIBOR Advances subject to reserve or deposit requirements, be subject to premiums assessed therefor by each Lender, which are payable directly to each Lender. Once determined, the LIBOR Rate shall remain unchanged during the applicable Interest Period.

         "LIBOR Rate Basis" means, for any Interest Period, the interest rate per annum (rounded upward to the nearest 1/16th of one percent) determined by Agent at approximately 9:00 a.m., on the date which is two Business Days before the first day of such Interest Period to be the offered quotations that appear on the Reuter's Screen LIBOR page for dollar deposits in the London interbank market for a length of time approximately equal to the Interest Period for the LIBOR Advance sought by Parent. If at least two such offered quotations appear on the Reuter's Screen

LIBOR page, the LIBOR Rate shall be the arithmetic mean (rounded upward to the nearest 1/16th of one percent) of such offered quotations, as determined by Agent. If the Reuter's Screen LIBOR page is not available or has been discontinued, the LIBOR Rate Basis shall be the rate per annum that Agent determines to be the arithmetic mean (rounded as aforesaid) of the per annum rates of interest at which deposits in dollars in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by Parent are offered to Agent in immediately available funds in the London interbank market at 11:00 a.m., London time, on the date which is two Business Days prior to the first day of an Interest Period.

         "License" means, as to any Person, any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by, or any filing or registration with, any Tribunal or third person necessary or appropriate for such Person to own, maintain, or operate its business or Property, including, but not limited to, the sale of Inventory.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, including without limitation any agreement to give or not to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction (except for the filing of a financing statement or notice in connection with an (a) Operating Lease or (b) the true consignment of goods to Parent or any Subsidiary of Parent as consignee).

         "Litigation" means any proceeding, claim, lawsuit, arbitration, and/or investigation conducted or threatened by or before any Tribunal or arbitrator, including without limitation proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax, or other Law, or under or pursuant to any contract, agreement, or other instrument.

         "Loan Papers" means this Agreement; the Notes; all Hedge Agreements; each Guaranty and all other guaranties executed by any Person guaranteeing payment of any portion of the obligations of any Person under this Agreement, the Notes or any related agreement; all L/C Related Documents and Canadian L/C Related Documents; all letters of credit issued by any Lender for the account of any Obligor, and the application and all documentation related to any such letter of credit; each Assignment and Acceptance; all promissory notes evidencing any portion of the obligations under this Agreement; assignments, security agreements, pledge agreements, mortgages, deeds of trust, financing statements, collateral assignments, and other documents and instruments granting an interest in any collateral, or related to the perfection and/or the transfer thereof; and all other documents, instruments, agreements or certificates executed or delivered by Borrowers or any other Person, as security for any Obligor's obligations hereunder, in connection with the loans and other extensions of credit to or for the benefit of Borrowers or otherwise; as each such document shall, with the consent of Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank (if required by the terms hereof) and Lenders pursuant to the terms hereof, be amended, extended, or restated.

         "Material Adverse Change" means any circumstance or event that is or would reasonably be expected to (a) be material and adverse to the financial condition, business operations, prospects, or Properties of any Obligor or (b) materially affect the validity or enforceability of any

Loan Paper.

         "Maturity Date" means January 15, 2002 with respect to the Domestic Commitment and January 15, 2002 with respect to the Canadian Commitment, or the earlier date of termination in whole of the Commitment pursuant to Section 2.10 or 7.02.

         "Maximum Amount" means the maximum amount of interest which, under Applicable Law, a Lender is permitted to charge on the Obligations.

         "Money Market Instruments" means United States Governmental Securities described in clause (e) of the definition of "Restricted Investments" and commercial paper described in clause (g) of the definition of "Restricted Investments".

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Parent, any Subsidiary, or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

         "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of Parent, any Subsidiary of Parent, or any ERISA Affiliate and at least one Person other than Parent, any Subsidiary of Parent, and any ERISA Affiliate, or (b) was so maintained and in respect of which Parent, any Subsidiary of Parent, or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "Net Income" means with reference to any period, for Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, net profit or loss for such period.

         "Net Worth" means, as of any date, the total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a balance sheet of Parent and its Subsidiaries, prepared as of such date on a consolidated basis in accordance with GAAP.

         "Non-Guarantors" means the Subsidiaries of Parent or CA Canada which are not Guarantors.

         "Note" means each and "Notes" means all Notes of Borrowers evidencing the Advances and obligations owing hereunder to each Lender, in substantially the form of Exhibit A with respect to Domestic Advances and substantially in the form of Exhibit K with respect to Canadian Advances, payable to the order of each Lender, together with each renewal, amendment, and restatement thereof.

         "Note Purchase Agreement" means each Note Purchase Agreement (1996 Series) and each Note Purchase Agreement (1998 Series).

         "Note Purchase Agreement (1996 Series)" means the Note Purchase Agreement dated as of April 1, 1996, among Parent and each Senior Holder (1996 Series), as amended by the First Amendment dated as of January 15, 1997, among Parent and each Senior Holder (1996 Series).

         "Note Purchase Agreement (1998 Series)" means each Note Purchase Agreement dated as of March 1, 1998, between either Parent or CA Canada, respectively, and each Senior Holder (1998 Series).

         "Notice of Issuance" has the meaning specified in Section 2.15(b) with respect to a Letter of Credit and the meaning specified in Section 2.16(b) with respect to a Canadian Letter of Credit.

         "Obligations" means all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of Borrowers and any other Person (other than Lenders, Issuing Bank, Canadian Issuing Bank, Canadian Agent and Agent) to Lenders, Issuing Bank, Canadian Issuing Bank, Canadian Agent and Agent arising from, by virtue of, or pursuant to this Agreement, any of the other Loan Papers and any and all renewals and extensions thereof or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and reasonable attorneys' fees incurred by Lenders, Issuing Bank, Canadian Issuing Bank, Canadian Agent and Agent for the administration, execution of waivers, amendments and consents, and in connection with any restructuring, workouts or in the enforcement or the collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several. Without limiting the generality of the foregoing, "Obligations" includes all amounts that would be owed by Borrowers and any other Person (other than Agent, Issuing Bank, Canadian Issuing Bank, Canadian Agent or Lenders) to Agent, Canadian Agent, Canadian Issuing Bank, Issuing Bank or Lenders under any Loan Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving either of Borrowers or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of either of Borrowers or any other Person under any Debtor Relief Law).

         "Obligor" means (a) Parent, (b) CA Canada, (c) each other Person liable for performance of any of the Obligations, and (d) each other Person the Property of which secures the performance of any of the Obligations.

         "Operating Leases" mean operating leases, as defined in accordance with GAAP.

         "Parent Guaranty" means the Guarantees executed by Parent and Cameron with respect to CA Canada's Obligations under this Agreement in substantially the form of Exhibit M.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

         "Peak Period" means the period commencing on March 1 and ending on and including August 31 of each year.

         "Permitted Acquisition" means (a) the acquisition of capital stock or other equity interest of any Person or (b) the acquisition of assets of any Person constituting or related to a particular line of business of any Person; provided, (i) in the case of a proposed acquisition described in clause (a), substantially all business operations of such Person to be acquired are in business lines related to the business lines of Parent, CA Canada, and Guarantors on the Effective Date and such Person will be a Subsidiary of Parent upon completion of such acquisition, (ii) in the case of a proposed acquisition described in clause (b), the assets or line of business of such Person to be acquired are in business lines related to the business lines of Parent, CA Canada, and Guarantors on the Effective Date,
(iii) the Board of Directors, general partners or other governing body of such Person has approved such transaction and such approval has not been revoked, and (iv) such transaction is not the subject of pending Litigation; provided, further, the business lines of Borrowers and Guarantors shall be deemed to not include any line of business of CAFS.

         "Permitted Amount" means the difference between (a) the sum of (i) $10,000,000 plus (ii) 60% of cumulative Net Income reported for each fiscal year of Parent in which Net Income is a positive number, commencing with the fiscal year of Parent ending on October 31, 1996, plus (iii) 100% of cumulative Net Income reported for each fiscal year of Parent in which Net Income is a negative number (expressed as a negative number), commencing with the fiscal year of Parent ending on October 31, 1996, minus (b) the aggregate amount of all cash Distributions made by Parent on and after January 30, 1997.

         "Permitted Dispositions" means (a) sales or dispositions of assets in the ordinary course of business for full and fair consideration, (b) sales or dispositions of tangible assets determined in good faith by such Person to be obsolete or no longer useful in such Person's operations and (c) other Transfer if (i) such Transfer is, in the good faith opinion of Parent, in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of Parent or the Subsidiary of Parent which owns such Property; (ii) immediately after giving effect to the Transfer, no Default or Event of Default would exist; and (iii) if immediately after giving effect to the Transfer, (A) the Disposition Value of all the property of Parent and its Subsidiaries that was the subject of any Transfer occurring in the period of four fiscal quarters of Parent then next ending would not exceed 15% of Consolidated Assets as of the end of the then most recently ended fiscal quarter of Parent, and (B) the Disposition Value of all property that was the subject of all Transfers occurring on or after the Effective Date would not exceed 30% of Consolidated Assets as of the end of the then most recently ended fiscal quarter of Parent.

         "Person" means an individual, partnership, joint venture, corporation, trust, Tribunal, unincorporated organization, and government, or any department, agency, or political subdivision thereof.

         "Prohibited Transaction" has the meaning specified in Section 4975 of the Internal Revenue Code of 1986, as amended, or Section 406 of Title I of ERISA.

         "Property" means all types of real, personal, tangible, intangible, or mixed property, whether owned or hereafter acquired in fee simple or leased by each Obligor.

         "Pro Rata" means, as to any Lender, in accordance with its percentage of the aggregate amount of outstanding Advances expressed in Dollars as of the date of determination; provided, however, that if no Advances are outstanding, such term means in accordance with such Lender's Specified Percentage.

         "Quarterly Date" means the last day of each January, April, July and October during the term of this Agreement.

         "Ratable" means, as to any Lender, in accordance with its Specified Percentage.

         "Reallocation Notice" means the notice described in Section 2.17(a) executed by Borrowers in the form of Exhibit L.

         "Refinancing Advance" means any Advance which is used to pay the principal amount (or any portion thereof) of an Advance at the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding Advances.

         "Reimbursement Obligations" means, in respect of any Letter of Credit or Canadian Letter of Credit as at any date of determination, the sum of (a) the maximum aggregate amount which is then available to be drawn under such Letter of Credit or Canadian Letter of Credit, plus (b) the aggregate amount of all drawings under such Letter of Credit or Canadian Letter of Credit not theretofore reimbursed by Borrowers.

         "Repurchase Agreement" means any written agreement

                  (a) that provides for (i) the transfer of one or more Money Market Instruments in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to Parent or any of its Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by Parent or such Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by Parent or such Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar Money Market Instruments for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

                  (b) in respect of which Parent or such Subsidiary shall have the right, whether by contract or pursuant to Applicable Law, to liquidate such agreement upon the occurrence of any default thereunder; and

                  (c) in connection with which Parent or such Subsidiary, or an agent thereof, shall have taken all action required by Applicable Law or regulations to perfect a Lien in such Money Market Instruments.

         "Restricted Investments" means the following:

                  (a) property to be used in the ordinary course of business of Parent and its Subsidiaries;

                  (b) current assets arising from the sale of goods and services in the ordinary course of business of Parent and its Subsidiaries;

                  (c) Permitted Acquisitions,

                  (d) Investments in Guarantors;

                  (e) Investments in United States Governmental Securities, provided that such obligations mature within thirty-six months from the date of acquisition thereof;

                  (f) Investments in certificates of deposit, time deposits or banker's acceptances maturing within 365 days from the date of acquisition thereof either (i) issued by an Acceptable Bank, or (ii) issued by any other bank with which Parent has a banking relationship and which is organized under the laws of the United States of America or any State thereof, provided that the aggregate amount of the Investments of Parent permitted by this clause (ii) shall not exceed $10,000,000;

                  (g) Investments in commercial paper given the highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof;

                  (h) Investments in Repurchase Agreements;

                  (i) Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated "AA" or better by S&P, "Aa2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within 365 days from the date of acquisition thereof;

                  (j) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of Parent or any Subsidiary of Parent; and

                  (k) Investments in the shares of registered investment companies commonly known as "money market funds", provided that the aggregate net asset value of any such investment company shall be $1,000,000,000 or more and the investment policies of such investment companies shall limit them to Money Market Instruments.

         As of any date of determination, each Restricted Investment shall be valued at the greater of:

                  (x) the amount at which such Restricted Investment is shown on the books of Parent or any of its Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and

                  (y) either

                      (i) in the case of any guaranty of the obligation of any Person, the amount which Parent or any of its Subsidiaries has paid on account of such obligation less any recoupment by Parent or such Subsidiary of any such payments, or

                      (ii) in the case of any other Restricted Investment,
                  the excess of:

                                    (x) the greater of (A) the amount
                           originally entered on the books of Parent or any of its Subsidiaries with respect thereto and (B) the cost thereof to Parent or its Subsidiary over

                                    (y) any return of capital (after income
                           taxes applicable thereto) upon such Restricted Investment through the sale or other liquidation thereof or part thereof or otherwise.

         "Restricted Payments" means (a) any direct or indirect Distribution, dividend or other payment on account of any equity interest in, or shares of capital stock or other securities of, Parent or any of its Subsidiaries; and
(b) any management, consulting or other similar fees, or any interest thereon, payable by Parent or any of its Subsidiaries to any Affiliate of Parent, or to any other Person other than an unrelated third party.

         "Rights" means rights, remedies, powers, and privileges.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

         "Sale-and-Leaseback" means a transaction or series of transactions pursuant to which Parent or any Subsidiary of Parent shall sell or transfer to any Person (other than Parent or a Wholly-Owned Subsidiary) any Property, whether now owned or hereafter acquired, which, at the time of such transaction has been owned for more than 180 days by Parent or such Subsidiary of Parent, and, as part of the same transaction or series of transactions, Parent or such Subsidiary of Parent shall rent or lease as lessee, or similarly acquire the right to possession or use of, such Property or one or more properties which it intends to use for the same purpose or purposes as such Property for a term of thirty-six months or longer.

         "Senior Holder (1996 Series)" means each Person named on Schedule 4.08-a under the "Note Purchase Agreement (1996 Series)" heading, and each permitted successor and assign.

         "Senior Holder (1998 Series)" means each Person named on Schedule 4.08-a under the "Note Purchase Agreement (1998 Series)" heading, and each permitted successor and assign.

         "Senior Note Papers" means each Note Purchase Agreement, each Senior Note, all guaranties executed by any Person guaranteeing payment of any portion of the obligations of any Person under any Note Purchase Agreement or Senior Note; all promissory notes evidencing any portion of the obligations under any Note Purchase Agreement or Senior Note; assignments, security agreements, pledge agreements, mortgages, deeds of trust, financing statements, collateral assignments, and other documents and instruments granting an interest in any collateral, or related to the perfection and/or the transfer thereof; and all other documents, instruments, agreements or certificates executed or delivered by Parent or any other Person, as security for any Person's obligations thereunder; as each such document shall be amended, extended, or restated.

         "Senior Notes" means each note issued pursuant to each Note Purchase Agreement.

         "Single Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, other than a Multiple Employer Plan of Parent.

         "Solvent" means, with respect to any Person, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including without limitation Contingent Liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital.

         "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., Dallas, Texas, or such other individual or firm acting as special counsel to Agent.

         "Specified Percentage" means (a) with respect to any Domestic Lender, a fraction (expressed as a percentage), the numerator of which shall be the Dollar amount of such Domestic Lender's portion of the Domestic Commitment and the denominator of which shall be the total Domestic Commitment, (b) with respect to any Canadian Lender, a fraction (expressed as a percentage), the numerator of which shall be the Canadian Dollar amount of such Canadian Lender's portion of the Canadian Commitment and the denominator of which shall be the total Canadian Commitment, in each case such percentage indicated beside its name on Schedule 1.01, or as adjusted or specified in any Assignment and Acceptance, and with respect to the use of the term "Ratable" for the overall Commitment, as distinguished from the Domestic Commitment and the Canadian Commitment herein, a fraction (expressed as a percentage), the numerator of which shall be each Lender's allocated amount as set forth on Schedule 1.01 under Specified Percentage and the denominator of which is $100,000,000.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) 50% or more of:

                  (a) the outstanding capital stock having voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

                  (b) the interest in the capital or profits of such partnership or joint venture, or

                  (c) the beneficial interest of such trust or estate,

         is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

         "Swap Exposure" means the maximum amount of credit exposure under a Hedge Agreement, as determined by Agent or Canadian Agent, as the case may be, as at the date of determination.

         "Taxes" means all taxes, assessments, imposts, fees, or other charges at any time imposed by any Laws or Tribunal.

         "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its Property.

         "Tribunal" means any state, commonwealth, federal, foreign, territorial, provincial, municipal, or other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental body.

         "Type" refers to the distinction between Advances bearing interest at the Base Rate, the LIBOR Rate, the Canadian Prime Rate, and the U.S. Base Rate.

         "UCC" means the Uniform Commercial Code as adopted in the State of Texas on the Effective Date.

         "United States Governmental Security" means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

         "U.S. Base Rate" means the variable rate of interest quoted by the Canadian Agent from time to time as the reference rate of interest which it employs to determine the interest rate it will charge for demand loans in U.S. dollars to its customers in Canada and which it designates as its "U.S. Base Rate".

         "U.S. Base Rate Advance" means a Canadian Advance bearing interest at the U.S. Base Rate.

         "Wholly-Owned Subsidiary" means, at any time, any Person 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by (a) Parent, (b) any Person 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by Parent, or (c) Parent and any one or more Persons described in clause (b).

         "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

         "Year 2000 Compliance" means, with respect to a Person, that all computer hardware and software that are material to the business and operations of such Person taken as a whole and over which such Person has sole and direct control will on a timely basis be able to perform properly date- sensitive functions for all dates before and after September 9, 1999, including functions with respect to any leap year.

         1.02. Accounting and Other Terms. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP consistently applied on a consolidated basis for Parent and its Subsidiaries, unless otherwise expressly stated herein. References herein to one gender shall be deemed to include all other genders. Except where the context otherwise requires, (a) definitions imparting the singular shall include the plural and vice versa and
(b) unless otherwise noted, all references to time are deemed to refer to Dallas time or to Calgary, Alberta time with respect to the Canadian Commitment.

ARTICLE II.  AMOUNTS AND TERMS OF ADVANCES

         2.01. The Advances.

         (a) Each Domestic Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, to make Domestic Advances to Parent on any Business Day during the period from the Effective Date to the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding such Lender's Specified Percentage of the Domestic Commitment. Subject to the terms and conditions of this Agreement, Parent may borrow, repay, and reborrow the Domestic Advances; provided, however, that immediately after giving effect to each Advance pursuant to this Section 2.01, the sum of the aggregate principal amount of the outstanding Domestic Advances and Reimbursement Obligations with respect to Domestic Letters of Credit shall at no time exceed the Domestic Commitment.

         (b) Each Canadian Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, including without limitation, Section
2.18 to make Canadian Advances to CA Canada on any Business Day during the period from the Effective Date to the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding such Lender's Specified Percentage of the Canadian Commitment. Subject to the terms and conditions of this Agreement, CA Canada may borrow, repay, and reborrow the Canadian Advances; provided, however, that immediately after giving effect to each Advance pursuant to this Section 2.01, the sum of the aggregate principal amount of the outstanding Canadian Advances and Reimbursement Obligations with respect to the Canadian Letters of Credit shall at no time exceed the Canadian Commitment.

         (c) Notwithstanding anything contained in this Section 2.01, the sum of the aggregate principal amount of the outstanding Advances and Reimbursement Obligations shall at no time exceed the Borrowing Base.

         2.02. Making Advances.

         (a) Each Borrowing of Advances or rollover or conversion of Canadian Advances (where permitted hereunder) shall be made upon the written notice of Parent with respect to Domestic Advances and CA Canada with respect to Canadian Advances or the rollover or conversion of Canadian Advances (where permitted hereunder), (i) received by Agent not later than 10:00 a.m. two Business Days prior to the date of the proposed Borrowing, in the case of LIBOR Advances;
(ii) received by Agent not later than 10:00 a.m. on the date of such Borrowing, in the case of Base Advances; (iii) received by Canadian Agent no later than 10:00 a.m. Calgary, Alberta, Canada time on the second Business Day immediately preceding the drawdown date or the date of rollover or conversion, as applicable, with respect to a drawdown, rollover or conversion of or into a Bankers' Acceptance; and (iv) received by Canadian Agent no later than

10:00 a.m., Calgary, Alberta, Canada time on the drawdown date or the date of rollover or conversion, as applicable, in the case of all other Canadian Advances. Each such notice of a Borrowing (a "Borrowing Notice") shall be irrevocable and shall be by telecopy or telephone, promptly confirmed by letter, in substantially the form of Exhibit D specifying therein:

                         (i) the date of such proposed Borrowing, or rollover or conversion, which shall be a Business Day;

                         (ii) the specific details of any rollover or conversion permitted hereunder which CA Canada may be requesting;

                         (iii) the Type of Advances of which the Borrowing is to be comprised;

                         (iv) the amount of such proposed Borrowing which shall (A) not exceed the unused portion of the Commitment, the Domestic Commitment or the Canadian Commitment, (B) not, when added to the sum of the aggregate principal amount of all outstanding Advances and Reimbursement Obligations, exceed the Borrowing Base, (C) in the case of a Borrowing of Base Advances, Canadian Prime Rate Advances, or U.S. Base Rate Advances, be in an amount of not less than $500,000 or an integral multiple of $100,000 in excess thereof of the respective currencies in which the proposed Borrowings are to be made, and (D) in the case of a Borrowing of LIBOR Advances, or Bankers' Acceptances, be in an amount of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof; and

                         (v) if the Borrowing is to be comprised of LIBOR Advances, or Bankers' Acceptances, the duration of the initial Interest Period applicable to such Advances.

         If the Borrowing Notice fails to specify the duration of the initial Interest Period for any Borrowing comprised of LIBOR Advances or Bankers' Acceptances, such Interest Period shall be one month. Agent or Canadian Agent, as the case may be, shall promptly notify Lenders of each such notice. Each Domestic Lender shall, before 1:00 p.m. on the date of each Domestic Advance hereunder (other than a Refinancing Advance), make available to Agent, at its office at NationsBank Plaza, 901 Main Street, Dallas, Texas 75202, such Lender's Specified Percentage of the aggregate Domestic Advances to be made on that day in immediately available Dollar funds. Each Canadian Lender shall, before 1:00 p.m. Calgary, Alberta, Canada time, on the date of each Canadian Advance hereunder make available to Canadian Agent, at its office at the Canadian Imperial Bank of Commerce, 855 2nd Street S.W., 10th Floor, Calgary, AB T2P 2P2, such Lender's Specified Percentage of the aggregate Canadian Advances to be made on that day in immediately available Canadian Dollar or Dollar funds (as applicable).

         (b) Unless any applicable condition specified in Article III has not been satisfied, Agent will make the funds promptly available to Parent (other than with respect to a Refinancing Advance) by crediting the account number 1292833788 of Parent on the books of Agent or such other account as shall have been specified by Parent.

         (c) Unless any applicable condition specified in Article III has not been satisfied, Canadian Agent will make the funds promptly available to CA Canada by crediting the account number 2115018, Transit No. 9 of CA Canada on the books of Canadian Agent or such other account as shall have been specified by CA Canada.

         (d) After giving effect to any Borrowing, (i) there shall not be more than five different Interest Periods in effect, and (ii) the sum of the aggregate principal amount of all outstanding Advances and Reimbursement Obligations shall not exceed the lesser of (A) the Commitment and (B) the Borrowing Base.

         (e)   No Interest Period shall extend beyond the Maturity Date.

         (f) Unless a Lender shall have notified Agent prior to the date of any Advance that it will not make available its Specified Percentage of any Domestic Advance, Agent may assume that such Lender has made the appropriate amount available in accordance with Section 2.02(a), and Agent may, in reliance upon such assumption, make available to Parent a corresponding amount. If and to the extent any Lender shall not have made such amount available to Agent, such Lender and Parent severally agree to repay to Agent immediately on demand such corresponding amount together with interest thereon, from the date such amount is made available to Parent until the date such amount is repaid to Agent, at (i) in the case of Parent, the Base Rate, and (ii) in the case of such Lender, the Federal Funds Rate.

         (g) Unless a Lender shall have notified Canadian Agent prior to the date of any Canadian Advance that it will not make available its Specified Percentage of any Canadian Advance, Canadian Agent may assume that such Lender has made the appropriate amount available in accordance with Section 2.02(a), and Canadian Agent may, in reliance upon such assumption, make available to CA Canada a corresponding amount. If and to the extent any Lender shall not have made such amount available to Canadian Agent, such Lender and Borrowers severally agree to repay to Canadian Agent immediately on demand such corresponding amount together with interest thereon, from the date such amount is made available to CA Canada until the date such amount is repaid to Canadian Agent at the Canadian Prime Rate.

         (h) The failure by any Lender to make available its Specified Percentage of any Advance hereunder shall not relieve any other Lender of its obligation, if any, to make available its Specified Percentage of any Advance. In no event, however, shall Agent or any Lender be responsible for the failure of any other Lender to make available any portion of any Advance.

         (i) Borrowers shall indemnify each Lender against any Consequential Loss incurred by each Lender as a result of (i) any failure to fulfill, on or before the date specified for the Advance, the conditions to the Advance set forth herein or (ii) Borrowers' requesting that an Advance not be made on the date specified in the Borrowing Notice.

         2.03. Evidence of Indebtedness.

         (a) The Advances made by each Lender shall be evidenced by a Note in the amount of such Lender's Specified Percentage of the Domestic Commitment or the Canadian Commitment, as the case may be, in effect on the Effective Date (as the same may be modified pursuant to Section 9.04).

         (b) Absent manifest error, Agent's, Canadian Agent's and each Lenders' records shall be conclusive as to amounts owed Agent, Canadian Agent and each such Lender under the Notes and this Agreement.

         2.04. Prepayments.

         (a) Parent or CA Canada may, upon at least three Business Days prior written notice to Agent or Canadian Agent (as applicable) stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of any Advances in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty other than any Consequential Loss; provided, however, that in the case of a prepayment of a Base Advance, the notice of prepayment may be given by telephone by 11:00 a.m. on the date of prepayment, and in the case of a prepayment of a Canadian Prime Rate Advance or a U.S. Base Rate Advance, the notice of prepayment may be given by CA Canada to the Canadian Agent by telephone by 11:00 a.m. Calgary, Alberta, Canada time, on the date of prepayment. Each partial prepayment shall, in the case of LIBOR Advances, be in an aggregate principal amount of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof, in the case of Base Advances, Canadian Prime Rate Advances, or U.S. Base Rate Advances, be in an aggregate principal amount of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof of the respective currencies in which the loans are made, and, in the case of Bankers' Acceptances, be in the full principal amount of the Bankers' Acceptance, in Canadian Dollars. If any notice of prepayment is given, the principal amount stated therein, together with accrued interest on the amount prepaid and the amount, if any, due under Section 2.11, shall be due and payable on the date specified in such notice.

         (b) If at any time the sum of the aggregate principal amount of all outstanding Advances and Reimbursement Obligations exceeds the lesser of (i) the Commitment and (ii) the Borrowing Base, Borrowers shall immediately prepay Advances then outstanding in the aggregate amount equal to such excess, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty other than any Consequential Loss. Any prepayment of Advances pursuant to this Section 2.04(b) shall be applied on a Pro Rata basis with respect to the amounts of Advances outstanding under the Domestic Commitment and the Canadian Commitment. Each of the Agent and the Canadian Agent shall determine the application of such prepayment in its discretion.

         (c) If at any time the sum of the aggregate principal amount of all outstanding Domestic Advances and Reimbursement Obligations related to Domestic Letters of Credit exceeds the Domestic Commitment, Parent shall immediately prepay Domestic Advances then outstanding in the aggregate amount equal to such excess, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty other than any Consequential Loss. Any prepayment of Domestic Advances pursuant to this Section 2.04(c) shall be applied to the Domestic Commitment, as the Agent shall determine it its discretion.

         (d) If at any time the sum of the aggregate principal amount of all outstanding Canadian Advances and Reimbursement Obligations related to Canadian Letters of Credit exceeds the Canadian Commitment, CA Canada shall immediately prepay Canadian Advances then outstanding in the aggregate amount equal to such excess, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty other than any Consequential Loss. Any prepayment of Canadian Advances pursuant to this
Section 2.04(d) shall be applied among the Types of Canadian Advances then outstanding in the Canadian Agent's discretion.

         (e)   No prepayments of Advances made solely pursuant to this Section
2.04 shall cause the Commitment to be reduced, except as specifically provided in Section 2.04(f).

         (f) Parent shall reduce the Domestic Commitment and prepay the aggregate principal amount of all outstanding Domestic Advances by the amount by which ABN's portion of the Domestic Commitment is reduced pursuant to
Section 2.17(a). Once prepaid pursuant to this subsection, such amount may not be reborrowed under the Domestic Commitment.

         2.05. Repayment. Borrowers shall repay to Agent and Canadian Agent for the Ratable account of Lenders the outstanding principal amount of the Advances on the Maturity Date. The principal amount of each LIBOR Advance or Bankers' Acceptance is due and payable on the last day of the applicable Interest Period, which principal payment may be made by means of a Refinancing Advance (subject to the other provisions of this Agreement). If on the date of a reduction of the Commitment pursuant to Section 2.10, the sum of the aggregate principal amount of all Advances and Reimbursement Obligations outstanding on the date of such reduction exceeds the Commitment as reduced, the outstanding principal of all Advances equal to such excess shall be due and payable, which principal payment may not be made by means of a Refinancing Advance. If pursuant to any Senior Note Paper Parent is required to prepay or repay any amount evidenced by a Senior Note (other than a scheduled, mandatory prepayment or repayment), Parent shall, on the same date as the prepayment or repayment with respect to such Senior Note, pay to Agent and Canadian Agent for the Ratable account of Lenders an amount equal to such prepayment or repayment of such Senior Note, which principal payment may not be made by means of a Refinancing Advance. Any repayment of Advances pursuant to this Section 2.05 shall be applied on a Pro Rata basis with respect to the amounts of Advances outstanding under the Domestic Commitment and the Canadian Commitment. Each of the Agent and the Canadian Agent shall determine the application of such prepayment in its discretion.

         2.06. Interest. Subject to Sections 2.07 and 9.09, Borrowers shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal shall be paid in full, at the following rates per annum:

               (a) Base Rate, Canadian Prime Rate, and U.S. Base Advances.
         Base Rate, Canadian Prime Rate, and U.S. Base Rate Advances shall bear interest at a rate per annum equal to the lesser of (i) the Base Rate, the U.S. Base Rate, or the Canadian Prime Rate, as the case may be, in effect from time to time and (ii) the Highest Lawful Rate. If the amount of interest payable in respect of any interest computation period is reduced to the Highest Lawful Rate pursuant to the immediately preceding sentence and the amount of interest payable in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable in respect of such subsequent interest computation period shall be automatically increased to the Maximum Amount; provided that at no time shall the aggregate amount by which interest paid has been increased pursuant to this sentence exceed the aggregate amount by which interest has been reduced pursuant to the immediately preceding sentence. Section 2.18 sets forth other interest rate options available for CA Canada under the Canadian Commitment.

               (b) LIBOR Advances. LIBOR Advances shall bear interest at the rate per annum equal to the LIBOR Rate applicable to such Advance, which at no time shall exceed the Highest Lawful Rate.

               (c) Bankers' Acceptances. Bankers' Acceptances shall bear interest in accordance with the provisions of Section 2.18.

               (d) Payment Dates. Accrued and unpaid interest on Base
         Advances, Canadian Prime Rate Advances and U.S. Base Rate Advances shall be paid quarterly in arrears on each Quarterly Date, on the date of any prepayment or repayment of such Advance, and on the Maturity Date. Accrued and unpaid interest in respect of each LIBOR Advance shall be paid on the last day of the appropriate Interest Period and on the date of any prepayment or repayment of such Advance; provided, however, that if any Interest Period for a LIBOR Advance exceeds three months, interest shall also be paid on the date which falls three months after the beginning of such Interest Period. Stamping fees on Bankers' Acceptances are payable upon acceptance.

         2.07. Default Interest. During the continuation of any Event of Default, Borrowers shall pay, on demand, interest (after as well as before judgment to the extent permitted by Law) on the principal amount of all Advances outstanding and on all other Obligations due and unpaid hereunder for each Advance equal to the lesser of the (a) the Highest Lawful Rate and (b) a rate per annum which is determined by increasing the greatest applicable interest rate for each Type of Advance (whether or not in effect) by 4.00% per annum for the principal amount of the Advances outstanding and at a rate per annum equal to the Base Rate, U.S. Base Rate, or Canadian Prime Rate, as the case may be (whether or not in effect) plus 4.00% for any other Obligations due hereunder.

         2.08. Continuation and Conversion Elections for Domestic Advances.

         (a) Parent may upon irrevocable written notice to Agent and subject to the terms of this Agreement:

                         (i) elect to convert, on any Business Day, all or any portion of outstanding Base Advances (in an aggregate amount not less than $500,000 or an integral multiple of $100,000 in excess thereof) into LIBOR Advances; or

                        (ii) elect to convert at the end of any Interest Period therefor, all or any portion of outstanding LIBOR Advances comprised in the same Borrowing (in an aggregate amount not less than $500,000 or an integral multiple of $100,000 in excess thereof) into Base Advances; or

                       (iii) elect to continue, at the end of any Interest Period therefor, any LIBOR Advances;

         provided, however, that if the aggregate amount of outstanding LIBOR Advances comprised in the same Borrowing shall have been reduced as a result of any payment, prepayment or conversion of part thereof to an amount less than $1,000,000, the LIBOR Advances comprised in such Borrowing shall automatically convert into Base Advances at the end of each respective Interest Period.

         (b) Parent shall deliver a notice of conversion or continuation (a "Conversion or Continuation Notice"), in substantially the form of Exhibit E, to Agent not later than 10:00 a.m. (i) three Business Days prior to the proposed date of conversion or continuation, if the Advances or any portion thereof are to be converted into or continued as LIBOR Advances; and (ii) not later than 10:00 a.m. on the Business Day of the proposed conversion, if the Advances or any portion thereof are to be converted into Base Advances.

         Each such Conversion or Continuation Notice shall be by telecopy or telephone, promptly confirmed by letter, specifying therein:

                       (i)   the proposed date of conversion or continuation;

                       (ii) the aggregate amount of Advances to be converted or continued;

                       (iii) the nature of the proposed conversion or continuation; and

                       (iv)  the duration of the applicable Interest Period.

         (c) If, upon the expiration of any Interest Period applicable to LIBOR Advances, Parent shall have failed to select a new Interest Period to be applicable to such LIBOR Advances or if an Event of Default shall then have occurred and be continuing, Parent shall be deemed to have elected to convert such LIBOR Advances into Base Advances effective as of the expiration date of such current Interest Period.

         (d) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Advances, there shall not be outstanding Advances with more than five different Interest Periods and no Interest Period shall extend beyond the Maturity Date.

         2.09. Fees.

         (a) Commitment Fee. Subject to Section 9.09, Borrowers shall pay to Agent for the Ratable account of Domestic Lenders a commitment fee (determined for the period ending on a Quarterly Date or the Maturity Date, as appropriate, and beginning on the Effective Date (with respect to the initial calculation period) or the preceding Quarterly Date) on the average daily amount of the difference between (A) the Domestic Commitment and (B) the sum of all outstanding Domestic Advances and Reimbursement Obligations with respect to Letters of Credit, at the applicable rate per annum set forth in the table in the definition of Applicable Margin, payable in arrears on each Quarterly Date and on the Maturity Date, commencing with the first Quarterly Date after the Effective Date. Subject to Section 9.09, Borrowers shall pay to Canadian Agent for the Ratable account of Canadian Lenders a commitment fee (determined for the period ending on a Quarterly Date or the Maturity Date, as appropriate, and beginning on the Effective Date (with respect to the initial calculation period) or the preceding Quarterly Date) on the average daily amount of the difference between (A) the Canadian Commitment and (B) the sum of all outstanding Canadian Advances and Reimbursement Obligations with respect to

Canadian Letters of Credit, at the applicable rate per annum set forth in the table in the definition of Applicable Margin, payable in arrears on each Quarterly Date and on the Maturity Date, commencing with the first Quarterly Date after the Effective Date.

         (b) L/C Issuance Fee. Subject to Section 9.09, Parent shall pay to Agent for the sole account of Issuing Bank a fee at the rate of .125% of the undrawn face amount of each Letter of Credit, payable in advance on the date of issuance of such Letter of Credit.

         (c) L/C Commission Fee. Subject to Section 9.09, Parent shall pay to Agent for the Ratable account of Domestic Lenders a fee on the average daily undrawn amount of all Letters of Credit, at the rate per annum equal to then-current Applicable Margin for LIBOR Advances, payable in arrears on each Quarterly Date and on the Maturity Date, commencing with the first Quarterly Date after the Effective Date.

         (d) L/C Administration Fees. Subject to Section 9.09, Parent shall pay to Agent for the sole account of Issuing Bank the standard charges assessed by Issuing Bank in connection with the administration (including any drawings) and amendment of Letters of Credit.

         (e) Canadian L/C Issuance Fee. Subject to Section 9.09, CA Canada shall pay to Canadian Agent for the sole account of Canadian Issuing Bank a fee at the rate of .125% of the undrawn face amount of each Canadian Letter of Credit, payable in advance on the date of issuance of such Canadian Letter of Credit.

         (f) Canadian L/C Commission Fee. Subject to Section 9.09, CA Canada shall pay to Canadian Agent for the Ratable account of Canadian Lenders a fee on the average daily undrawn amount of all Canadian Letters of Credit, at the rate per annum equal to then-current Applicable Margin for Bankers' Acceptances, payable in arrears on each Quarterly Date and on the Maturity Date, commencing with the first Quarterly Date after the Effective Date.

         (g) Canadian L/C Administration Fees. Subject to Section 9.09, CA Canada shall pay to Canadian Agent for the sole account of Canadian Issuing Bank the standard charges assessed by Canadian Issuing Bank in connection with the administration (including any drawings) and amendment of Canadian Letters of Credit.

         2.10. Reduction of Commitment.

         (a)   The Commitment terminates on the Maturity Date.

         (b) Borrowers may from time to time, upon notice to Agent or Canadian Agent, as the case may be, not later than 1:00 p.m., five Business Days in advance, terminate in whole or reduce in part either the Domestic Commitment or the Canadian Commitment; provided, however, that Borrowers shall pay the accrued interest and the Commitment Fee on the amount of such reduction and all amounts due under Section 2.11, and any partial reduction shall be in an aggregate amount which is an integral multiple of $5,000,000 of the respective currencies in which the Commitment is denominated.

         (c) To the extent the sum of the aggregate principal amount of outstanding Advances and Reimbursement Obligations exceeds the Commitment after any reduction thereof, Borrowers shall repay, on the date of such reduction, the amount specified in Section 2.04(b). The Commitment shall be reduced by the amount of any repayment required by the fourth sentence of Section 2.05. Once reduced or terminated, the Commitment may not be increased or reinstated.

         2.11. Funding Losses. Borrower may prepay the outstanding principal balance of any Advance, in full at any time or in part from time to time, provided, that as conditions precedent to Borrowers' right to make, and any Lender's obligation to accept, any such prepayment: (a) Agent shall have actually received from Parent at least five Business Days' prior written notice of Parent's intent to prepay the LIBOR Advances, of the amount of principal which will be prepaid and of the date on which the prepayment will be made; (b) Canadian Agent shall have actually received from CA Canada at least five Business Days' prior written notice of CA Canada's intent to prepay a Bankers' Acceptance in whole and of the date on which the prepayment will be made; (c) each prepayment of principal of LIBOR Advances shall be in the amount of $1,000,000 or a larger integral multiple of $100,000 (unless the prepayment retires the outstanding balance of outstanding Advances in full); (d) each prepayment of a Bankers' Acceptance shall be in the full principal amount of the Bankers' Acceptance expressed in Canadian Dollars; (e) each prepayment of Canadian Prime Rate Advances, U.S. Base Rate Advances, or Base Rate Advances of principal shall be in the amount of $1,000,000 or a larger integral multiple of $100,000, expressed in Dollars with respect to Base Advances and U.S. Base Rate Advances and expressed in Canadian Dollars with respect to Canadian Prime Rate Advances (unless the prepayment retires the outstanding balance of outstanding Advances in full); and (f) each such prepayment shall be in the amount of 100% of the principal amount to be prepaid, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Agent, Canadian Agent and Lenders under the Loan Papers on or before the prepayment date but have not been paid, and (subject to Section 9.09) any Consequential Loss. A certificate of each Lender setting forth the basis for the determination of the amount of the Consequential Loss shall be delivered to Borrowers and shall be conclusive in the absence of manifest error.

         Borrowers agree that each Lender is not obligated to actually reinvest the amount prepaid in any specific obligation as a condition to receiving any Consequential Loss, or otherwise.

         2.12. Computations and Manner of Payments.

         (a) Parent shall make each payment hereunder and under the other Loan Papers not later than 1:00 p.m. on the day when due in same day funds to Agent, for the Ratable account of Domestic Lenders unless otherwise specifically provided herein, at Agent's office at NationsBank Plaza, 901 Main Street, Dallas, Texas 75202, for further credit to the account of Cameron Ashley Building Products, Inc. No later than the end of each day when each payment hereunder is made, Parent shall notify Mr. Dan Killian, (214) 508-0978, or such other Person as Agent may from time to time specify.

         (b) Unless Agent shall have received notice from Parent prior to the date on which any payment is due hereunder that Parent will not make payment in full, Agent may assume that such payment is so made on such date and may, in reliance upon such assumption, make distributions to Domestic Lenders. If and to the extent Parent shall not have made such payment in full, each Domestic Lender shall repay to Agent forthwith on demand the applicable amount distributed, together with interest thereon at the Federal Funds Rate, from the date of distribution until the date of repayment. Borrowers hereby authorize each Lender, if and to the extent payment is not made when due hereunder, to charge the amount so due against any account of either of Borrowers with such Lender.

         (c) CA Canada shall make each payment hereunder and under the other Loan Papers not later than 1:00 p.m. on the day when due in same day funds to Canadian Agent, for the Ratable account of Canadian Lenders unless otherwise specifically provided herein, at Canadian Agent's office at the Canadian Imperial Bank of Commerce, 309 - 8th Avenue S.W., 3rd Floor, Calgary, AB, T2P 2P2, for further credit to the account of Cameron Ashley-Canada, Inc. No later than the end of each day when each payment hereunder is made, CA Canada shall notify Susan Loberg, (403) 221-5352, or such other Person as Canadian Agent may from time to time specify.

         (d) Unless Canadian Agent shall have received notice from CA Canada prior to the date on which any payment is due hereunder that CA Canada will not make payment in full, Canadian Agent may assume that such payment is so made on such date and may, in reliance upon such assumption, make distributions to Canadian Lenders. If and to the extent CA Canada shall not have made such payment in full, each Canadian Lender shall repay to Canadian Agent forthwith on demand the applicable amount distributed, together with interest thereon at the Canadian Prime Rate, from the date of distribution until the date of repayment. Borrowers hereby authorize each Lender, if and to the extent payment is not made when due hereunder, to charge the amount so due against any account of either of Borrowers with such Lender.

         (e) Subject to Section 2.18 and Section 9.09, interest on LIBOR Advances, Base Advances, the Commitment Fee, each other fee, and other amounts due under the Loan Papers shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 360 days. Such computations shall be made including the first day but excluding the last day occurring in the period for which such interest, payment, Commitment Fee, or other fee is payable. Each determination by Agent, Canadian Agent, or a Lender of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error. All payments under the Loan Papers shall be made in Dollars with respect to Domestic Advances, U.S. Base Rate Advances, and Reimbursement Obligations related thereto, and in Canadian Dollars with respect to Canadian Prime Rate Advances, Bankers' Acceptances, and Reimbursement Obligations related thereto, and without setoff, counterclaim, or other defense.

         (f) Whenever any payment to be made hereunder or under any other Loan Papers shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, if applicable; provided, however, if such extension would cause payment of interest on or principal of LIBOR Advances or Bankers' Acceptances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (g) Reference to any particular index or reference rate for determining any applicable interest rate under this Agreement is for purposes of calculating the interest due and is not intended as and shall not be construed as requiring any Lender to actually obtain funds for any Advance at any particular index or reference rate.

         2.13. Yield Protection; Changed Circumstances.

         (a) If any Lender determines that either (i) the adoption, after the date hereof, of any

Applicable Law, rule, regulation or guideline regarding capital adequacy and applicable to commercial banks or financial institutions generally or any change therein, or any change, after the date hereof, in the interpretation or administration thereof by any Tribunal, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) compliance by any Lender (or Lending Office of any Lender) with any request or directive made after the date hereof applicable to commercial banks or financial institutions generally regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy [but excluding consequences of such Lender's negligence or intentional disregard of law or regulation]) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen days after demand by such Lender, Borrowers shall pay to such Lender such additional amount or amounts as will adequately compensate such Lender for such reduction. Each Lender will notify Borrowers of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 2.13(a) as promptly as practicable after such Lender obtains actual knowledge of such event; provided, no Lender shall be liable for its failure or the failure of any other Lender to provide such notification. A certificate of such Lender claiming compensation under this Section 2.13(a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender shall be conclusive in the absence of manifest error. Each Lender shall use reasonable efforts to mitigate the effect upon Borrowers of any such increased costs payable to such Lender under this Section 2.13(a).

         (b) If, after the date hereof, any Tribunal, central bank or other comparable authority, at any time imposes, modifies or deems applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System or the Bank of Canada), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Lender, or imposes on any Lender any other condition affecting a LIBOR Advance or a Bankers' Acceptance, the Notes, or its obligation to make a LIBOR Advance or a Bankers' Acceptance; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its LIBOR Advances, or a Bankers' Acceptance or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under the Notes by an amount deemed by such Lender, to be material, then, within five days after demand by such Lender, Parent shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Each Lender will (i) notify Parent or CA Canada, as the case may be, of any event occurring after the date of this Agreement that entitles such Lender to compensation pursuant to this Section 2.13(b), as promptly as practicable after such Lender obtains actual knowledge of the event; provided, no Lender shall be liable for its failure or the failure of any other Lender to provide such notification and (ii) use good faith and reasonable efforts to designate a different Lending Office for LIBOR Advances or Bankers' Acceptances of such Lender if the designation will avoid the need for, or reduce the amount of, the compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section 2.13(b), setting forth in reasonable detail the computation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender shall be conclusive in the absence of manifest error. If such Lender demands compensation under this Section 2.13(b), Parent or CA Canada, as the case may be, may at any time, on at least five Business Days' prior notice to such Lender (i) repay in full the then outstanding principal amount of LIBOR Advances, of such Lender, together with accrued interest thereon, (ii) convert the LIBOR Advances to Base Advances in accordance with the provisions of this Agreement, or (iii) convert the Bankers' Acceptances to either Canadian Prime Rate Advances or U.S. Base Rate Advances in accordance with the provisions of this Agreement; provided, however, that Parent or CA Canada, as the case may be, shall be liable for the Consequential Loss arising pursuant to those actions.

         (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation or administration of any Law shall make it unlawful, or any central bank or other Tribunal shall assert that it is unlawful, for a Lender to perform its obligations hereunder to make LIBOR Advances or to accept Bankers' Acceptances or to continue to fund or maintain LIBOR Advances or Bankers' Acceptances hereunder, then, on notice thereof and demand therefor by such Lender to Parent or CA Canada, as the case may be, (i) each LIBOR Advance will automatically, upon such demand, convert into a Base Advance, (ii) each Bankers' Acceptance will automatically, upon such demand, convert into a Canadian Prime Rate Advance, and (iii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances or Bankers' Acceptances shall be suspended until such Lender notifies Agent or Canadian Agent, as the case may be, and Parent or CA Canada, as the case may be, that such Lender has determined that the circumstances causing such suspension no longer exist.

         (d) Upon the occurrence and during the continuance of any Default or Event of Default, (i) each LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Advance and
(ii) the obligation of each Lender to make, or to convert Advances into, LIBOR Advances shall be suspended.

         (e) Failure on the part of any Lender to demand compensation for any increased costs, increased capital or reduction in amounts received or receivable or reduction in return on capital pursuant to this Section 2.13 with respect to any period shall not constitute a waiver of any Lender's right to demand compensation with respect to such period or any other period, subject, however, to the limitations set forth in this Section 2.13.

         (f) The obligations of Borrowers under this Section 2.13 shall survive any termination of this Agreement.

         (g) Determinations by Lenders for purposes of this Section 2.13 shall be conclusive, absent manifest error. Any certificate delivered to Borrowers by a Lender pursuant to this Section 2.13 shall include in reasonable detail the basis for such Lender's demand for additional compensation and a certification that the claim for compensation is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender.

         (h) Notwithstanding any other provision of this Agreement, Lenders not organized under the Laws of the United States or any State shall be entitled to compensation pursuant to this Section 2.13 with respect to any amount which would otherwise be due under this Section 2.13 but which is the result of an act of a Tribunal of the country in which such Lender is organized.

         2.14. Use of Proceeds.

         (a) The proceeds of the Domestic Advances shall be available (and Parent shall use such proceeds) solely to provide working capital to Parent, for general corporate purposes, for the issuance of Letters of Credit and for Permitted Acquisitions.

         (b) The proceeds of the Canadian Advances shall be available (and CA Canada shall use such proceeds) solely to provide working capital to CA Canada, for general corporate purposes, for the issuance of Canadian Letters of Credit, for the acquisition of assets of Boyd Distributors, a division of Ince Holdings Ltd., and for Permitted Acquisitions.

         (c) No Letter of Credit or Canadian Letter of Credit shall be issued for the account of or otherwise used for the benefit of CAFS or any CAFS Subsidiary and no proceeds of any Advance shall be advanced to CAFS or any CAFS Subsidiary; provided, Parent may use proceeds of Domestic Advances to make loans to CAFS for the purpose of CAFS making loans to a CAFS Subsidiary permitted by Section 5.19.

         2.15. Letters of Credit.

         (a) The Letter of Credit Facility. Parent may request Issuing Bank, on the terms and conditions hereinafter set forth, to issue, and Issuing Bank shall, if so requested, issue, letters of credit (the "Letters of Credit") for the account of Parent from time to time on any Business Day from the Effective Date until the Maturity Date in an aggregate maximum amount (assuming compliance with all conditions to drawing) not to exceed at any time outstanding the lesser of (the "Letter of Credit Facility") (i) $5,000,000 and
(ii) the Domestic Commitment minus the sum of (A) the aggregate principal amount of Domestic Advances then outstanding and (B) all Reimbursement Obligations with respect to Domestic Letters of Credit. The Letter of Credit Facility is a subfacility of the Domestic Commitment and is not an amount in addition to the Domestic Commitment. No Letter of Credit shall have an expiration (including all rights of renewal) later than the earlier of eighteen months from the date of issuance of the Letter of Credit and the Maturity Date. Immediately upon the issuance of each Letter of Credit, Issuing Bank shall be deemed to have sold and transferred to each Domestic Lender, and each Domestic Lender shall be deemed to have purchased and received from Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of Parent under this Agreement in respect thereof in an amount equal to the product of such Lender's Specified Percentage of the Domestic Commitment times the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, Parent may request the issuance of Letters of Credit under this
Section 2.15(a), repay any Advances resulting from drawings thereunder pursuant to Section 2.15(c), and request the issuance of additional Letters of Credit under this Section 2.15(a).

         (b) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 a.m. on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by Parent to Issuing Bank, which shall give to Agent and each Lender prompt notice thereof by telex, telecopier, or cable. Each Letter of Credit shall be issued upon notice given in accordance with the terms of any separate agreement between Parent and Issuing Bank in form and substance reasonably satisfactory to Parent and Issuing Bank providing for the issuance of Letters of Credit pursuant to this Agreement and containing terms and conditions not inconsistent with this Agreement (a "Letter of Credit Agreement"); provided, that if any such terms and conditions are inconsistent with this Agreement, this Agreement shall control. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telex, telecopier, or cable, specifying therein (i) the requested date of such issuance (which shall be a Business Day), (ii) the maximum amount of such Letter of Credit, (iii) the expiry of such Letter of Credit, (iv) the name and address of the beneficiary of such Letter of Credit,
(v) the form of such Letter of Credit, and (vi) such other information as shall be required pursuant to the relevant Letter of Credit Agreement. If the requested terms of such Letter of Credit are acceptable to Issuing Bank in its reasonable discretion, Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to Parent at its office referred to in Section 9.02 or as otherwise agreed with Parent in connection with such issuance.

         (c) Drawing and Reimbursement. The payment by Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by Issuing Bank of a Domestic Advance, which shall bear interest at the applicable Base Rate, in the amount of such draft (but without any requirement for compliance with the conditions set forth in Article
III). If a drawing under any Letter of Credit is not reimbursed by Parent by 11:00 a.m. on the first Business Day after such drawing, Issuing Bank shall promptly notify Agent and each other Domestic Lender. Each such Domestic Lender shall, on the first Business Day following such notification, make a Domestic Advance, which shall bear interest at the applicable Base Rate, and shall be used to repay the applicable portion of Issuing Bank's Domestic Advance with respect to such Letter of Credit, in an amount equal to the amount of its participation in such drawing for application to reimburse Issuing Bank (but without any requirement for compliance with the applicable conditions set forth in Article III) and shall make available to Agent for the account of Issuing Bank, by deposit at Agent's office, in same day funds, the amount of such Domestic Advance. In the event that any Domestic Lender fails to make available to Agent for the account of Issuing Bank the amount of such Domestic Advance, Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Federal Funds Rate plus 0.50%.

         (d) Increased Costs. If any change in any Law or in the interpretation thereof by any Tribunal charged with the administration thereof shall either (i) impose, modify, or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by, or deposits in or for the account of, Issuing Bank or any Domestic Lender or (ii) impose on Issuing Bank or any Domestic Lender any other condition regarding this Agreement or such Domestic Lender or any Letter of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to Issuing Bank of issuing or maintaining any Letter of Credit or to any Domestic Lender of purchasing any participation therein or making any Advance pursuant to Section 2.15(c), then, upon demand by Issuing Bank or such Domestic Lender, Parent shall, subject to Section 9.09, pay to Issuing Bank or such Domestic Lender, from time to time as specified by Issuing Bank or such Domestic Lender, additional amounts that shall be sufficient to compensate Issuing Bank or such Domestic Lender for such increased cost ("Additional Letter of Credit Costs"). A certificate as to the amount of such Additional Letter of Credit Costs, submitted to Parent by Issuing Bank or such

Domestic Lender, shall include in reasonable detail the basis for the demand for additional compensation and shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding any other provision of this Agreement, no Domestic Lender not organized under the Laws of the United States or any State shall be entitled to compensation pursuant to this Section 2.15(d) with respect to any amount which would otherwise be due under this Section 2.15(d) but which is the result of an act of a Tribunal of the country in which such Lender is organized.

         (e) Obligations Absolute. The obligations of Parent under this Agreement with respect to any Letter of Credit, any Letter of Credit Agreement, and any other agreement or instrument relating to any Letter of Credit or any Advance pursuant to Section 2.15(c) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement, and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                           (i) any lack of validity or enforceability of this Agreement, any other Loan Paper, any Letter of Credit Agreement, any Letter of Credit, or any other agreement or instrument relating thereto (collectively, the "L/C Related Documents");

                           (ii) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Obligations of Parent in respect of the Letters of Credit or any Advance pursuant to
         Section 2.15(c) or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                           (iii) the existence of any claim, set-off, defense, or other right that Parent may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;

                           (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (v) payment by Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit, except for any payment made upon Issuing Bank's gross negligence or willful misconduct;

                           (vi) any exchange, release, or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of Parent or any other Obligor in respect of the Letters of Credit or any Advance pursuant to Section 2.15(c); or

                           (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, Parent or any other Obligor, other than Issuing Bank's gross negligence or willful misconduct.

         (f)   L/C Cash Collateral Account.

                           (i) Upon the occurrence of an Event of Default and written demand by Agent or Issuing Bank, Parent will promptly pay to Agent in immediately available funds an amount equal to 100% of the maximum amount then available to be drawn under the Letters of Credit then outstanding. Any amounts so received by Agent shall be deposited by Agent in a deposit account maintained by Issuing Bank (the "L/C Cash Collateral Account").

                           (ii)  As security for the payment of all
         Reimbursement Obligations and for any other Obligations, upon an Event of Default without notice or demand, Parent hereby grants, conveys, assigns, pledges, sets over, and transfers to Agent (for the benefit of Issuing Bank and Domestic Lenders), and creates in Agent's favor (for the benefit of Issuing Bank and Domestic Lenders) a security interest and pledge in, all money, instruments, and securities at any time held in or acquired in connection with the L/C Cash Collateral Account, together with all proceeds thereof. The L/C Cash Collateral Account shall be under the sole dominion and control of Agent and Parent shall have no right to withdraw or to cause Agent to withdraw any funds deposited in the L/C Cash Collateral Account. At any time and from time to time, upon Agent's request, Parent promptly shall execute and deliver any and all such further instruments, and documents, including without limitation, U.C.C. financing statements, as may be necessary, appropriate or desirable in Agent's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this Section 2.15(f)(ii) and of the rights and powers herein granted. Parent shall not create or suffer to exist any Lien on any amounts or investments held in the L/C Cash Collateral Account other than the Lien granted under this Section 2.15(f)(ii).

                           (iii) Agent shall (A) apply any funds in the L/C Cash Collateral Account on account of Reimbursement Obligations when the same become due and payable if and to the extent that Parent shall fail directly to pay such Reimbursement Obligations and (B) after the Maturity Date, apply any proceeds remaining in the L/C Cash Collateral Account first to pay any unpaid Obligations relating to the Domestic Commitment then outstanding hereunder and then to refund any remaining amount to Parent.

                           (iv) Parent, no more than once in any calendar month, may direct Agent to invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in (A) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof and (B) one or more other types of investments permitted by Determining Lenders, in each case with such maturities as Parent, with the consent of Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. In the absence of any such direction from Parent, Agent shall invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in one or more types of investments with the consent of Determining Lenders with such maturities as Agent, with the consent of Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. All such investments shall be made in Agent's name for the account of Issuing Bank and Domestic Lenders. PARENT RECOGNIZES THAT ANY LOSSES OR TAXES WITH RESPECT TO SUCH INVESTMENTS SHALL BE BORNE SOLELY BY PARENT, AND PARENT AGREES TO HOLD AGENT, ISSUING BANK, AND LENDERS HARMLESS FROM ANY AND ALL SUCH LOSSES AND TAXES. Agent may liquidate any investment held in the L/C Cash Collateral Account in order to apply the proceeds of such investment on account of the Reimbursement Obligations (or on account of any other Obligations then due and payable, as the case may be) in accordance with Section 2.15(f)(iii) without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which Parent hereby agrees to reimburse Agent) as a result of such application.

                           (v) Parent shall pay to Agent the fees customarily charged by Issuing Bank with respect to the maintenance of accounts similar to the L/C Cash Collateral Account.

         (g) No Liability of Issuing Bank. Parent assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. None of Agent, Issuing Bank, or any Lender, or any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit, except for any payment made upon Issuing Bank's gross negligence or willful misconduct; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that Parent shall have a claim against Issuing Bank, and Issuing Bank shall be liable to Parent, to the extent of any direct, but not consequential, damages suffered by Parent that Parent proves were caused by (i) Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         (h)   Borrowing Base. Notwithstanding anything contained in this
Section 2.15 or Section 2.16, in no event shall the Reimbursement Obligations outstanding under the Letter of Credit Facility and the Canadian Letter of Credit Facility exceed the Borrowing Base.

         2.16. Canadian Letters of Credit.

         (a) The Canadian Letter of Credit Facility. CA Canada may request Canadian Issuing Bank, on the terms and conditions hereinafter set forth, to issue, and Canadian Issuing Bank shall, if so requested, issue, letters of credit (the "Canadian Letters of Credit") for the account of CA Canada from time to time on any Business Day from the Effective Date until the Maturity Date in an aggregate maximum amount (assuming compliance with all conditions to drawing) not to exceed at any time outstanding the lesser of (the "Canadian Letter of Credit Facility") (i) CDN$2,000,000, and (ii) the Canadian Commitment minus the sum of (A) the aggregate principal amount of Canadian Advances then outstanding and (B) all Reimbursement Obligations with respect to Canadian Letters of Credit. The Canadian Letters of Credit shall be in the standard form of the Canadian Issuing Bank. The Canadian Letter of Credit Facility is a subfacility of the Canadian Commitment and is not an amount in addition to the Canadian Commitment. No Canadian Letter of Credit shall have an expiration (including all rights of renewal) later than the earlier of eighteen months from the date of issuance of the Canadian Letter of Credit and the Maturity Date. Immediately upon the issuance of each Canadian Letter of Credit, Canadian Issuing Bank shall be deemed to have sold and transferred to each Canadian Lender, and each Canadian Lender shall be deemed to have purchased and received from Canadian Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Canadian Letter of Credit, each drawing thereunder and the obligations of CA Canada under this Agreement in respect thereof in an amount equal to the product of such Canadian Lender's Specified Percentage of the Canadian Commitment times the maximum amount available to be drawn under such Canadian Letter of Credit (assuming compliance with all conditions to drawing). Within the limits of the Canadian Letter of Credit Facility, and subject to the limits referred to above, CA Canada may request the issuance of Canadian Letters of Credit under this
Section 2.16(a), repay any Advances resulting from drawings thereunder pursuant to Section 2.16(c), and request the issuance of additional Canadian Letters of Credit under this Section 2.16(a).

         (b) Request for Issuance. Each Canadian Letter of Credit shall be issued upon notice, given not later than 11:00 a.m. Calgary, Alberta, Canada time on the third Business Day prior to the date of the proposed issuance of such Canadian Letter of Credit, by CA Canada to Canadian Issuing Bank, which shall give to Canadian Agent and each Canadian Lender prompt notice thereof by telex, telecopier, or cable. Each Canadian Letter of Credit shall be issued upon notice given in accordance with the terms of any separate agreement between CA Canada and Canadian Issuing Bank in form and substance reasonably satisfactory to CA Canada and Canadian Issuing Bank providing for the issuance of Canadian Letters of Credit pursuant to this Agreement and containing terms and conditions not inconsistent with this Agreement (a "Canadian Letter of Credit Agreement"); provided, that if any such terms and conditions are inconsistent with this Agreement, this Agreement shall control. Each such notice of issuance of a Canadian Letter of Credit (a "Notice of Issuance") shall be by telex, telecopier, or cable, specifying therein (i) the requested date of such issuance (which shall be a Business Day), (ii) the maximum amount of such Canadian Letter of Credit, (iii) the expiry of such Canadian Letter of Credit, (iv) the name and address of the beneficiary of such Canadian Letter of Credit, (v) the form of such Canadian Letter of Credit, and (vi) such other information as shall be required pursuant to the relevant Canadian Letter of Credit Agreement. If the requested terms of such Canadian Letter of Credit are acceptable to Canadian Issuing Bank in its reasonable discretion, Canadian Issuing Bank will, upon fulfillment of the applicable conditions set forth in
Article III, make such the Canadian Letter of Credit available to CA Canada at its office referred to in Section 9.02 or as otherwise agreed with CA Canada in connection with such issuance.

         (c) Drawing and Reimbursement. The payment by Canadian Issuing Bank of a draft drawn under any Canadian Letter of Credit shall constitute for all purposes of this Agreement the making by Canadian Issuing Bank of a Canadian Advance, which shall bear interest at the applicable Canadian Prime Rate, in the amount of such draft (but without any requirement for compliance with the conditions set forth in Article III). If a drawing under any Canadian Letter of Credit is not reimbursed by CA Canada by 11:00 a.m. Calgary, Alberta, Canada time on the first Business Day after such drawing, Canadian Issuing Bank shall promptly notify Canadian Agent and each other Canadian Lender. Each such Canadian Lender shall, on the first Business Day following such notification, make a Canadian Advance, which shall bear interest at the applicable Canadian Prime Rate, and shall be used to repay the applicable portion of Canadian Issuing Bank's Canadian Advance with respect to such Canadian Letter of Credit, in an amount equal to the amount of its participation in such drawing for application to reimburse Canadian Issuing Bank (but without any requirement for compliance with the applicable conditions set forth in Article III) and shall make available to Canadian Agent for the account of Canadian Issuing Bank, by deposit at Canadian Agent's office, in same day funds, the amount of such Canadian Advance. In the event that any Canadian Lender fails to make available to Canadian Agent for the account of Canadian Issuing Bank the amount of such Canadian Advance, Canadian Issuing Bank shall be entitled to recover such amount on demand from such Canadian Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Canadian Prime Rate.

         (d) Increased Costs. If any change in any Law or in the interpretation thereof by any Tribunal charged with the administration thereof shall either (i) impose, modify, or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by, or deposits in or for the account of, Canadian Issuing Bank or any Canadian Lender or (ii) impose on Canadian Issuing Bank or any Canadian Lender any other condition regarding this Agreement or such Canadian Lender or any Canadian Letter of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to Canadian Issuing Bank of issuing or maintaining any Canadian Letter of Credit or to any Canadian Lender of purchasing any participation therein or making any Advance pursuant to Section 2.16(c), then, upon demand by Canadian Issuing Bank or such Canadian Lender, CA Canada shall, subject to Section 9.09, pay to Canadian Issuing Bank or such Canadian Lender, from time to time as specified by Canadian Issuing Bank or such Canadian Lender, additional amounts that shall be sufficient to compensate Canadian Issuing Bank or such Canadian Lender for such increased cost ("Additional Canadian Letter of Credit Costs"). A certificate as to the amount of such Additional Canadian Letter of Credit Costs, submitted to CA Canada by Canadian Issuing Bank or such Canadian Lender, shall include in reasonable detail the basis for the demand for additional compensation and shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding any other provision of this Agreement, no Canadian Lender not organized under the Laws of the Canada or any Province therein shall be entitled to compensation pursuant to this Section 2.16(d) with respect to any amount which would otherwise be due under this Section 2.16(d) but which is the result of an act of a Tribunal of the country in which such Lender is organized.

         (e) Obligations Absolute. The obligations of CA Canada under this Agreement with respect to any Canadian Letter of Credit, any Canadian Letter of Credit Agreement, and any other agreement or instrument relating to any Canadian Letter of Credit or any Advance pursuant to Section 2.16(c) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Canadian Letter of Credit Agreement, and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                           (i) any lack of validity or enforceability of this Agreement, any other Loan Paper, any Canadian Letter of Credit Agreement, any Canadian Letter of Credit, or any other agreement or instrument relating thereto (collectively, the "Canadian L/C Related Documents");

                           (ii) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Obligations of CA Canada in respect of the Canadian Letters of Credit or any Advance pursuant to Section 2.16(c) or any other amendment or waiver of or any consent to departure from all or any of the Canadian L/C Related Documents;

                           (iii) the existence of any claim, set-off, defense, or other right that CA Canada may have at any time against any beneficiary or any transferee of a Canadian Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Canadian Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Canadian L/C Related Documents or any unrelated transaction;

                           (iv) any statement or any other document presented under a Canadian Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (v) payment by Canadian Issuing Bank under a Canadian Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Canadian Letter of Credit, except for any payment made upon Canadian Issuing Bank's gross negligence or willful misconduct;

                           (vi) any exchange, release, or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of CA Canada or any other Obligor in respect of the Canadian Letters of Credit or any Advance pursuant to Section 2.16(c); or

                           (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, CA Canada or any other Obligor, other than Canadian Issuing Bank's gross negligence or willful misconduct.

         (f)   Canadian L/C Cash Collateral Account.

                           (i) Upon the occurrence of an Event of Default and written demand by Canadian Agent or Canadian Issuing Bank, CA Canada will promptly pay to Canadian Agent in immediately available funds an amount equal to 100% of the maximum amount then available to be drawn under the Canadian Letters of Credit then outstanding. Any amounts so received by Canadian Agent shall be deposited by Canadian Agent in a deposit account maintained by Canadian Issuing Bank (the "Canadian L/C Cash Collateral Account").

                           (ii)  As security for the payment of all
         Reimbursement Obligations and for any other Obligations, upon an Event of Default without notice or demand, CA Canada hereby grants, conveys, assigns, pledges, sets over, and transfers to Canadian Agent (for the benefit of Canadian Issuing Bank and Canadian Lenders), and creates in Canadian Agent's favor (for the benefit of Canadian Issuing Bank and Canadian Lenders) a security interest and pledge in, all money, instruments, and securities at any time held in or acquired in connection with the Canadian L/C Cash Collateral Account, together with all proceeds thereof. The Canadian L/C Cash Collateral Account shall be under the sole dominion and control of Canadian Agent and CA Canada shall have no right to withdraw or to cause Canadian Agent to withdraw any funds deposited in the Canadian L/C Cash Collateral Account. At any time and from time to time, upon Canadian Agent's request, CA Canada promptly shall execute and deliver any and all such further instruments and documents, as may be necessary, appropriate or desirable in Canadian Agent's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this Section 2.16(f)(ii) and of the rights and powers herein granted. CA Canada shall not create or suffer to exist any Lien on any amounts or investments held in the Canadian L/C Cash Collateral Account other than the Lien granted under this
         Section 2.16(f)(ii).

                           (iii) Canadian Agent shall (A) apply any funds in the Canadian L/C Cash Collateral Account on account of Reimbursement Obligations when the same become due and payable if and to the extent that CA Canada shall fail directly to pay such Reimbursement Obligations and (B) after the Maturity Date, apply any proceeds remaining in the Canadian L/C Cash Collateral Account first to pay any unpaid Obligations relating to the Canadian Commitment then outstanding hereunder and then to refund any remaining amount to CA Canada.

                           (iv) CA Canada, no more than once in any calendar month, may direct Canadian Agent to invest the funds held in the Canadian L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in
         (A) direct obligations of Canada or any agency thereof, or obligations guaranteed by Canada or any agency thereof and (B) one or more other types of investments permitted by Determining Lenders, in each case with such maturities as CA Canada, with the consent of Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. In the absence of any such direction from CA Canada, Canadian Agent shall invest the funds held in the Canadian L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in one or more types of investments with the consent of Determining Lenders with such maturities as Canadian Agent, with the consent of Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. All such investments shall be made in Canadian Agent's name for the account of Canadian Issuing Bank and Canadian Lenders. CA CANADA RECOGNIZES THAT ANY LOSSES OR TAXES WITH RESPECT TO SUCH INVESTMENTS SHALL BE BORNE SOLELY BY CA CANADA, AND CA CANADA AGREES TO HOLD CANADIAN AGENT, CANADIAN ISSUING BANK, AND LENDERS HARMLESS FROM ANY AND

         ALL SUCH LOSSES AND TAXES. Canadian Agent may liquidate any investment held in the Canadian L/C Cash Collateral Account in order to apply the proceeds of such investment on account of the Reimbursement Obligations (or on account of any other Obligations then due and payable, as the case may be) in accordance with Section 2.16(f)(iii) without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which CA Canada hereby agrees to reimburse Canadian Agent) as a result of such application.

                           (v) CA Canada shall pay to Canadian Agent the fees customarily charged by Canadian Issuing Bank with respect to the maintenance of accounts similar to the Canadian L/C Cash Collateral Account.

         (g) No Liability of Canadian Issuing Bank. CA Canada assumes all risks of the acts or omissions of any beneficiary or transferee of any Canadian Letter of Credit with respect to its use of such Canadian Letter of Credit. None of Canadian Agent, Canadian Issuing Bank, or any Lender, or any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Canadian Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by Canadian Issuing Bank against presentation of documents that do not comply with the terms of a Canadian Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Canadian Letter of Credit, except for any payment made upon Canadian Issuing Bank's gross negligence or willful misconduct; or (d) any other circumstances whatsoever in making or failing to make payment under any Canadian Letter of Credit, except that CA Canada shall have a claim against Canadian Issuing Bank, and Canadian Issuing Bank shall be liable to CA Canada, to the extent of any direct, but not consequential, damages suffered by CA Canada that CA Canada proves were caused by (i) Canadian Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Canadian Letter of Credit comply with the terms of the Canadian Letter of Credit or (ii) Canadian Issuing Bank's willful failure to make lawful payment under a Canadian Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Canadian Letter of Credit. In furtherance and not in limitation of the foregoing, Canadian Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         2.17. Reallocation.

         (a) Upon three Business Days prior written notice (the "Reallocation Notice") to Agent, Canadian Agent and ABN AMRO Bank, N.V. ("ABN"), Borrowers may on a one time only basis, elect at any time to reduce ABN's portion of the Domestic Commitment by an amount equal to the lesser of (a) $10,000,000 and (b) ABN's portion of the Domestic Commitment and either (y) add ABN as a Canadian Lender in which case ABN's portion of the Canadian Commitment shall be an amount equal to the Canadian Dollar Exchange Equivalent of Dollars determined on the effective date of such reallocation contained in the Reallocation Notice, to the extent that ABN is not a Canadian Lender or (z) increase ABN's portion of the Canadian Commitment by the Canadian Dollar Exchange Equivalent of Dollars determined on the effective date of such reallocation contained in the Reallocation Notice.

         (b) The reallocation described in Section 2.17(a) may only be exercised upon the following conditions:

                           (i) No Event or Event of Default shall have occurred and be continuing or will result from such reallocation;

                           (ii) A fee of 1/8 of 1% of the amount of such reduction of ABN's portion of the Domestic Facility shall be paid to Agent for the sole benefit of ABN's account, payable in Dollars;

                           (iii) ABN or an Affiliate of ABN shall be a qualified Canadian lender; and

                           (iv) Parent and CA Canada and each Affiliate thereof shall execute all necessary agreements in connection with the reallocation as determined by Special Counsel, Agent and Canadian Agent, including without limitation, a revised Schedule 1.01 in form and substance satisfactory to the Agent and the Canadian Agent.

         2.18. Provisions Respecting Canadian Advances.

         (a) Canadian Advances will be made available by the Canadian Lenders to CA Canada in an amount not to exceed the Canadian Commitment, subject to the terms and conditions contained herein, as:

                           (i) Canadian Prime Rate overdraft borrowings in Canadian Dollars and U.S. Base Rate overdraft borrowings in Dollars the availability of such borrowings which shall terminate upon any reallocation of the Commitment in accordance with the Section 2.17 or upon Canadian Agent otherwise ceasing to be the sole Canadian Lender;

                           (ii) direct Canadian Advances bearing interest at the Canadian Prime Rate in Canadian Dollars and direct Canadian Advances bearing interest at the U.S. Base Rate in Dollars;

                           (iii) Letters of Credit, Letters of Guarantee, and corporate VISA accounts;

                           (iv)  Hedge Agreements;

                           (v) Bankers' Acceptances, subject to the terms and conditions set forth herein; and

                           (vi) direct Canadian Advances bearing a fixed rate for a fixed term.

         (b) Interest payable on Canadian Advances at a variable rate shall be adjusted automatically without notice to CA Canada whenever there is a variation in such rate.

         (c) At CA Canada's request and subject to market availability, Canadian Agent and

Canadian Issuing Bank will provide quotes for interest rate swap agreements and forward rate agreements to provide fixed or floating rate funding for CA Canada for a term to maturity consistent with CA Canada's cash flow profile as determined by Canadian Agent and Canadian Issuing Bank's usual practice for similar type borrowers. Any utilization of the interest rate swap options and forward rate agreements will automatically be included in the Obligations hereunder at an amount of the contingent exposure of Canadian Agent and Canadian Issuing Bank as determined by Canadian Agent and Canadian Issuing Bank using each of their then current banking practice in similar transactions.

         (d) At CA Canada's request and subject to market availability, Canadian Agent and Canadian Issuing Bank will provide quotes for foreign exchange contracts. Any utilization of the foreign exchange contract option will automatically be included in Obligations at an amount of the contingent exposure of Canadian Agent and Canadian Issuing Bank as determined by Canadian Agent and Canadian Issuing Bank using each of their then current banking practice in similar transactions. The aggregate of all contingent Obligations and market risk exposure of CA Canada, as determined by Canadian Agent and Canadian Issuing Bank, under Hedge Agreements shall not exceed the lesser of the Canadian Commitment or the Borrowing Base.

         (e) For the purposes of the Interest Act (Canada) and other Applicable Laws which may hereafter regulate the calculation or computation of interest with respect to the Canadian Commitment, the annual rates of interest and fees applicable to Canadian Advances accruing interest based upon the Canadian Prime Rate, U.S. Base Rate, and Bankers' Acceptance Rate, respectively, are the rates as determined under this Agreement multiplied by the actual number of days in a period of one year commencing on the first day of the period for which such interest or stamping fee is payable and divided by 365.

         (f) Interest on Canadian Advances bearing interest at Canadian Prime Rate and U.S. Base Rate shall accrue and be calculated daily and be payable on such Business Day as is customary for the Canadian Agent having regard to its then existing practice. Interest on Canadian Advances bearing Canadian Prime Rate and U.S. Base Rate and stamping fees on Bankers' Acceptances shall accrue and be calculated daily on the basis of a 365-day year.

         (g) Each Bankers' Acceptance draft tendered by CA Canada for acceptance by Canadian Agent shall be in a form acceptable to Canadian Agent and shall have a term equal to one, two, three or six months, as CA Canada shall select, (unless otherwise agreed to by the Canadian Agent). Stamping fees on Bankers' Acceptances are payable at the time of issuance at the Bankers' Acceptance Rate plus the Applicable Margin.

         (h) CA Canada shall pre-sign and deliver to Canadian Agent Bankers' Acceptance drafts in sufficient quantity to meet CA Canada's requirements for anticipated Canadian Advances by way of Bankers' Acceptances. CA Canada shall provide for payment to Canadian Agent of each Bankers' Acceptance at its maturity, either by payment of the face amount thereof or through the utilization of a Canadian Advance in accordance with this Agreement, or through a combination thereof. CA Canada waives presentment for payment of Bankers' Acceptances by Canadian Agent and shall not claim from Canadian Agent any days of grace for the payment at maturity of Bankers' Acceptances. Any amount owing by CA Canada in respect of any Bankers' Acceptance which is not paid in accordance with the foregoing, shall, as and from its maturity date, be deemed to be outstanding hereunder as a Canadian Prime Rate Advance.

         (i) Canadian Agent shall not be liable for any damage, loss or improper use of any Bankers' Acceptance draft endorsed in blank except for any loss arising by reason of Canadian Agent failing to use the same standard of care in the custody of such Bankers' Acceptance drafts as Canadian Agent uses in the custody of its own property of a similar nature.

         (j) CA Canada shall be responsible for, and shall make its own arrangements with respect to, the sale of Bankers' Acceptances in the market place. Notwithstanding the foregoing, Canadian Agent may purchase from CA Canada for its own account any Bankers' Acceptance issued by it at a discount rate to be agreed upon between CA Canada and Canadian Agent.

         (k) CA Canada may in the notice of borrowing, notice of rollover or notice of conversion requesting a Canadian Advance by way of Bankers' Acceptances or by subsequent notice to Canadian Agent, provide Canadian Agent with information as to the discount proceeds payable by the purchasers of the Bankers' Acceptances and the party to whom delivery of the Bankers' Acceptances is to be made against delivery of such discount proceeds to Canadian Agent for the credit of CA Canada.

         (l) In the case of a rollover of maturing Bankers' Acceptances, Canadian Agent, in order to satisfy the continuing liability of CA Canada to Canadian Agent for the face amount of the maturing Bankers' Acceptances, shall retain for its own account the net proceeds of each new Bankers' Acceptance issued by it in connection with such rollover and CA Canada shall, on the maturity date of the maturing Bankers' Acceptances, pay to Canadian Agent an amount equal to the difference between the face amount of the maturing Bankers' Acceptances and the aggregate net proceeds of the new Bankers' Acceptances.

         (m) In the case of a conversion from a Canadian Prime Rate Advance or a U.S. Base Rate Advance into a Canadian Advance by way of Bankers' Acceptances, Canadian Agent, in order to satisfy the continuing liability of CA Canada to Canadian Agent for the principal amount of the Canadian Advance bearing the Canadian Prime Rate or the U.S. Base Rate being converted, shall retain for its own account the net proceeds of each new Bankers' Acceptance issued by it in connection with such conversion and CA Canada shall, on the date of issuance of the Bankers' Acceptance pay to Canadian Agent an amount equal to the difference between the aggregate principal amount of the Canadian Advance bearing the Canadian Prime Rate or the U.S. Base Rate being converted, including any accrued interest thereon, owing to Canadian Agent and the aggregate net proceeds of such Bankers' Acceptances.

         (n) In the case of a conversion of a Canadian Advance by way of Bankers' Acceptances into a Canadian Advance bearing the Canadian Prime Rate or the U.S. Base Rate, Canadian Agent in order to satisfy the liability of CA Canada to Canadian Agent for the face amount of the maturing Bankers' Acceptances, shall record the obligation of CA Canada to it as a Canadian Advance bearing the Canadian Prime Rate or the U.S. Base Rate, as the case may be, unless CA Canada provides for payment to Canadian Agent of the face amount of the maturing Bankers' Acceptance in some other manner acceptable to Canadian Agent.

         (o) CA Canada hereby authorizes Canadian Agent to complete, stamp, hold, sell, rediscount or otherwise dispose of all Bankers' Acceptances accepted by it in accordance with the instructions provided by CA Canada hereunder.

         (p) Upon the occurrence and continuance of an Event of Default and upon the written request of Canadian Agent, CA Canada shall forthwith pay to Canadian Agent for deposit into an escrow account maintained by and in the name of Canadian Agent an amount equal to Canadian Agent's maximum potential liability under then outstanding Bankers' Acceptances, and other similar availments, including Canadian Agent's contingent exposure under Hedge Agreements entered into with CA Canada (the "Escrow Funds"). The Escrow Funds shall be held by Canadian Agent for set-off against future indebtedness owing by CA Canada to Canadian Agent in respect of such Bankers' Acceptances and other similar availments, and pending such application shall bear interest at the rate declared by Canadian Agent from time to time as that payable by it in respect for deposits for such amount and for the period from the date of deposit to the maturity date of the Bankers' Acceptances, as the case may be. If such Event of Default is either waived or cured in compliance with the terms of this Agreement, then the remaining Escrow Funds if any, together with any accrued interest to the date of release, shall be released to CA Canada.

         (q) A conversion of a Canadian Advance from one currency to another currency shall not be made by a netting out of funds unless agreed upon by the Canadian Agent. To the extent permitted by Applicable Law, the provisions of the Judgment Interest Act (Alberta) shall not apply to this Canadian Commitment and are hereby expressly waived by CA Canada. For the purposes of the Interest Act (Canada), the principal of deemed reinvestment of interest shall not apply to any interest calculation under this Canadian Commitment and the rates of interest stipulated in this Canadian Commitment are intended to be nominal rates and not effective rates or yields.

         (r) The aggregate of all Swap Exposure of CA Canada, as determined by Canadian Agent, under all Hedge Agreements, shall not exceed CDN$3,000,0000, unless agreed otherwise by CA Canada and Canadian Agent. The term of interest rate swap agreements and forward contracts shall not exceed the earlier of five years or the Maturity Date and of any other Hedge Agreement shall not exceed 18 months, unless agreed otherwise by CA Canada and Canadian Agent.

         (s) Where applicable, all Canadian Advances requested by CA Canada shall be made available by deposit of the applicable funds (which in the case of Bankers' Acceptances shall be the net proceeds thereof) into the appropriate account of CA Canada for value on the Business Day on which the Canadian Advance is to take place.

         (t)   (i)    CA Canada shall be entitled to rollover one Type of
                      Canadian Advance into the same Type of Canadian Advance or convert one Type of Canadian Advance into another Type of Canadian Advance on the terms herein provided.

               (ii) If CA Canada fails to give Canadian Agent a duly completed notice of rollover or notice of conversion if and as required, or if in giving such notice CA Canada fails to provide for the rollover or conversion of all of the Canadian Advances then maturing, CA Canada shall be deemed to have irrevocably elected to convert a maturing advance, or that part of such maturing advance which CA Canada has failed to provide for in such notice, as the case may be, into a Canadian Prime Rate loan with respect to a Canadian Dollar borrowing or a U.S. Base Rate loan with respect to a U.S. Dollar borrowing.

               (iii) No conversion of a Bankers' Acceptance shall be made prior to its maturity date.

ARTICLE III.  CONDITIONS PRECEDENT

         3.01. Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to fulfillment of the following conditions precedent:

         (a) The making of the Commitment and the initial Advance shall not contravene any Law applicable to Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank, or any Lender.

         (b) No Material Adverse Change, as determined by Agent or Canadian Agent, as the case may be, shall have occurred and be continuing since October 31, 1998.

         (c) Parent and CA Canada shall have delivered to Agent or Canadian Agent, as the case may be:

                         (i) an Officer's Certificate executed by authorized officers of Parent, dated the Effective Date, certifying (A) that an original of Parent's certificate of incorporation certified by the Secretary of State of Georgia and a copy of its bylaws attached thereto are true and complete, and in full force and effect, without amendment except as shown, (B) that a copy of Parent's resolutions attached thereto authorizing execution, delivery, and performance of this Agreement and all other Loan Papers is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified, or revoked, and constitute all resolutions of Parent adopted with respect to this loan transaction, and (C) to the incumbency, name, and signature of each officer authorized to sign this Agreement and all other Loan Papers on Parent's behalf.

                        (ii) an Officer's Certificate executed by authorized officers of CA Canada, dated the Effective Date, certifying (A) that an original of CA Canada's certificate or articles of incorporation and originals of the certificates of registration (or like documents) from every jurisdiction in Canada in which CA Canada is or is deemed to be carrying on business or is otherwise required to be registered, certified by the appropriate authority in each jurisdiction and a copy of its bylaws attached thereto are true and complete, and in full force and effect, without amendment except as shown, (B) that a copy of CA Canada's resolutions attached thereto authorizing execution, delivery, and performance of this Agreement and all other Loan Papers is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified, or revoked, and constitute all resolutions of CA Canada adopted with respect to this loan transaction, and (C) to the incumbency, name, and signature of each officer authorized to sign this Agreement and all other Loan Papers on CA Canada's behalf.

                       (iii) an Officer's Certificate executed by authorized officers of each Obligor (other than Parent and CA Canada), dated the Effective Date, certifying (A) that an original of such Obligor's certificate of incorporation, organization or similar document certified by the Secretary of State of the jurisdiction of incorporation and a copy of its bylaws, operating agreement or similar document attached thereto are true and complete, and in full force and effect, without amendment except as shown, (B) that a copy of such Obligor's resolutions attached thereto authorizing execution, delivery, and performance of all Loan Papers is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified, or revoked, and constitute all resolutions of such Obligor adopted with respect to this loan transaction, and (C) to the incumbency, name, and signature of each officer authorized to sign all Loan Papers on such Obligor's behalf.

Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank and each Lender may conclusively rely on the certificates delivered pursuant to this Section 3.01 until it receives notice in writing to the contrary.

         (d) Agent shall have received, in form and substance satisfactory to it, certificates from the Secretary of State and other appropriate officials of the state of organization, all issued within ten days of the Effective Date, certifying that each Obligor which is a corporation, limited liability company, partnership, or other entity is duly organized, validly existing, and in good standing in said state as of the respective dates thereof.

         (e) Agent and Canadian Agent shall have received (in sufficient counterparts as determined by Agent):

                        (i) opinions of counsel to Parent, CA Canada and each other Obligor, dated the Effective Date, in the form of Exhibit G, together with duly executed instruction letters in the form of Exhibit H;

                        (ii) duly executed Solvency Certificates for Parent, CA Canada and each other Obligor, in the form of Exhibit I;

                        (iii)  the duly executed Guaranty of each Guarantor;

                        (iv) the duly executed Parent Guaranty of CA Canada's Obligations under this Agreement;

                        (v) copies of this Agreement and all Loan Papers, pursuant to terms and conditions required by Agent, all in form and substance satisfactory to Agent and completed and executed by each Obligor and any other Person, as appropriate;

                        (vi) a description in detail satisfactory to Agent and Canadian Agent describing all Litigation (excluding Litigation all expenses and potentially liability with respect to which is entirely covered by insurance) related to each Obligor which if adversely determined could reasonably be expected to result in a Material Adverse Change;

                        (vii) financial statements for Parent, including the most recent audited financial statements of Parent and each subsequent unaudited interim financial statement of each Obligor; and

                        (viii) the most recent unaudited financial statements of CA Canada.

         (f) Payment of all fees (including reasonable attorneys' fees incurred by Agent in the preparation and negotiation of this Agreement, the Loan Papers and this loan facility.

         3.02. Conditions Precedent to All Advances, Letters of Credit and Canadian Letters of Credit.

         (a) The obligation of each Lender to make each Advance (including the Initial Advance) and of Issuing Bank or Canadian Issuing Bank to issue each Letter of Credit or Canadian Letter of Credit shall be subject to the further conditions precedent that on the date of such Advance or the issuance of such Letter of Credit or Canadian Letter of Credit (i) the following statements shall be true (and the delivery of each Borrowing Notice under Section 2.02(a) and each Conversion or Continuation Notice under Section 2.08(b), or the failure to deliver a Conversion or Continuation Notice under Section 2.08(b), and each Notice of Issuance under Section 2.15(b) or Section 2.16(b) shall constitute a representation that on the disbursement or issuance date (except as to representations and warranties which (A) refer to a specific date, (B) have been modified by transactions permitted pursuant to this Agreement or any other Loan Paper, or (C) have been specifically waived in writing by Agent) they are true):

                  (x) The representations and warranties contained in Article IV are true and correct on such date, as though made on and as of such date,

                  (y) No event has occurred and is continuing, or would result from such Advance or the issuance of such Letter of Credit or Canadian Letter of Credit (including the intended application of the proceeds of such Advance, such Letter of Credit or such Canadian Letter of Credit), that does or could constitute a Default or Event of Default, and

                  (z) Each Subsidiary of Parent other than Field Marketing, Inc., Demers Express, CA Canada and CAFS Financial Services, Inc. (Canadian corporation) shall have executed and delivered to Agent or Canadian Agent, as the case may be, a Guaranty;

and (ii) Agent shall have received with respect to each jurisdiction (other than the jurisdiction of organization) in which the nature of such Obligor's business is such that qualification to do business is necessary or advisable, original certificates of appropriate authorities in each such jurisdiction, all issued not later than ten days after the Effective Date, to the effect that such Obligor is in good standing and duly qualified to transact business in each such jurisdiction, (iii) with respect to any Lender which has not previously made an Advance and any participant which has not previously advanced funds to a Lender for an Advance, Agent shall have received, in form and substance acceptable to it, such other approvals, documents, certificates, opinions, and information as it may deem necessary or appropriate for such Lender or participant.

         (b) In addition, but without duplication of any of the foregoing, the obligation of the Canadian Agent to make available or continue to make available any Canadian Advance is subject to the Canadian Agent first having received and found satisfactory as to form and content the following: (i) the Parent Guaranty, (ii) standard documentation of the Canadian Agent with respect to: (x) Hedge Agreements; (x) overdraft lending agreement;
(y) undertaking relative to Bankers' Acceptances; and (iii) cash management; and (iv) the Canadian Letters of Credit and letters of guarantee; and (v) all usual and normal agreements and account documentation as required by the Canadian Agent in respect of the operating accounts of CA Canada to be maintained with the Canadian Agent.

         3.03. Conditions Precedent to Certain Advances, Letters of Credit and Canadian Letters of Credit. The obligation of each Lender to make each Advance in excess of United States $75,000,000 (including the Initial Advance) and of Issuing Bank or Canadian Issuing Bank to issue each Letter of Credit or Canadian Letter of Credit to the extent that Borrowers' collective Obligations under this Agreement and the other Loan Papers shall in the aggregate exceed United States $75,000,000 shall be subject to the further condition precedent that on the date of such Advance or the issuance of such Letter of Credit or Canadian Letter of Credit, the Borrowers shall have received the consent of the Senior Holders (1996 Series) holding no less than 66 2/3% of the principal amount of the Senior Notes issued pursuant to a Note Purchase Agreement (1996 Series) allowing each Guarantor to guarantee the entire amount of the Commitment.

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES

         Parent and CA Canada each represent and warrant to Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank and each Lender that the following are true and correct:

         4.01. Organization and Qualification. Parent is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia. Parent is qualified to do business in all jurisdictions where the nature of its business or Properties require such qualification, except where the failure to so qualify would not result in a Material Adverse Change. Set forth on Schedule 4.01-a is a complete and accurate listing of Parent, showing
(a) its street and mailing address, which is its principal place of business and executive office, (b) the classes of equity interests capital stock authorized and outstanding, and (c) all outstanding options, rights, rights of conversion or purchase, rights of first refusal, and similar rights relating to the equity interests of Parent. CA Canada is a corporation duly organized, validly existing, and in good standing under the Laws of Canada. CA Canada is qualified to do business in all jurisdictions where the nature of its business or Properties require such qualification, except where the failure to so qualify would not result in a Material Adverse Change. Set forth on Schedule 4.01-c is a complete and accurate listing of CA Canada, showing (a) its street and mailing address, which is its principal place of business and executive office, (b) the classes of equity interests capital stock authorized and outstanding, and (c) all outstanding options, rights, rights of conversion or purchase, rights of first refusal, and similar rights relating to the equity interests of CA Canada. Each Subsidiary of Parent is the type of entity described on Schedule 4.01-b and is duly organized, validly existing, and in good standing under the Laws of the jurisdiction named on Schedule 4.01-b. Each Subsidiary of Parent is qualified to do business in all jurisdictions where the nature of its business or Properties require such qualification, except where the failure to so qualify would not result in a Material Adverse Change. Set forth on Schedule 4.01-b is a complete and accurate listing, with respect to each Subsidiary of Parent showing (a) its street and mailing address, which is its principal place of business and executive office, (b) the classes of capital stock or other equity interest and the numbers of shares, units or other categories of equity interests authorized and outstanding, (c) each legal and beneficial owner of outstanding capital stock or other equity interest on the date hereof, indicating the ownership percentage, and (d) all outstanding options, rights, rights of conversion or purchase, rights of first refusal, and similar rights relating to the equity interests of such Person. Each of Parent, CA Canada and each other Obligor has all requisite corporate, limited liability company, partnership, or similar power and authority to own, operate and encumber its Property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement and the other Loan Papers. All of the outstanding common stock or other equity interest of each Obligor is validly issued, fully paid, and nonassessable.

         4.02. Due Authorization; Validity. The Board of Directors, Managers or similar governance body of each Obligor has duly authorized the execution, delivery, and performance of the Loan Papers to be executed by such Obligor. No consent of the stockholders, members or other holders of equity or similar interests of any Obligor (except any consent already obtained) is required as a prerequisite to the validity and enforceability of any Loan Papers or any other document contemplated hereby. Each Obligor has full legal right, power, and authority to execute, deliver, and perform under the Loan Papers to be executed and delivered by it. The Loan Papers constitute the legal, valid, and binding obligations of each Obligor (as to each Loan Paper to which it is a party) enforceable in accordance with their terms (subject as to enforcement of remedies to any applicable Debtor Relief Laws).

         4.03. Conflicting Agreements and Other Matters. The execution or delivery of any Loan Paper, and performance thereunder, does not conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any Properties of any Obligor under, or require any consent (other than consents already obtained), approval, or other action by, notice to, or filing with any Tribunal or Person pursuant to, the corporate or other governance documents of such Obligor, any award of any arbitrator, or any agreement, instrument, or Law to which such Obligor or any of its Properties is subject.

         4.04. Financial Statements; Fiscal Year. The financial statements of Parent, CA Canada and its Subsidiaries dated October 31, 1998 delivered to Agent fairly present its financial condition and the results of operations as of the dates and for the periods shown, all in accordance with GAAP. Such financial statements reflect all material liabilities, direct and contingent, of Parent, CA Canada and its Subsidiaries that are required to be disclosed in accordance with GAAP. As of the date of such financial statements, there were no Contingent Liabilities, liabilities for Taxes, forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments that are not reflected on such financial statements or otherwise disclosed in writing to Agent. Since October 31, 1998, there has been no Material Adverse Change. Parent, CA Canada and each other Obligor is solvent. The projected financial statements of Parent dated March 16, 1999, delivered to Agent were prepared in good faith and management believes them to be based on reasonable assumptions (each of which are stated in such statement) and to provide reasonable estimations of future performance as of the dates and for the periods shown for Parent, subject to the uncertainty and approximation inherent in any projections. Parent's fiscal year ends on October 31.

         4.05. Litigation. Shown on Schedule 4.05 is all Litigation (other than Litigation involving counterclaims against an Obligor as part of Litigation initiated by such Obligor for


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

collection of an Account) that is pending and, to Parent's and CA Canada's best knowledge, threatened against each Obligor on the date hereof which if adversely determined could reasonably be expected to result in a Material Adverse Change. There is no pending or, to Parent's or CA Canada's best knowledge, threatened Litigation against any Obligor that could constitute a Material Adverse Change.

         4.06. Compliance With Laws Regulating the Incurrence of Debt. No proceeds of any Advance or Letter of Credit will be used directly or indirectly to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance, Letter of Credit or Canadian Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Following Borrowers' intended use of the proceeds of each Advance, Letter of Credit or Canadian Letter of Credit, not more than 25% of the value of the assets of Parent or CA Canada will be "margin stock" within the meaning of Regulation U. No Obligor is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other Law that the incurring of Debt by such Obligor would violate in any material respect, including without limitation Laws relating to common or contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

         4.07. Licenses, Title to Properties, and Related Matters. Each Obligor possesses all material Licenses and is not in violation thereof in any material respect. Each Obligor has full power, authority, and legal right to own and operate its Properties, and to conduct its business. Each Obligor has good and indefeasible title (fee or leasehold, as applicable) to its Properties, subject to no Lien of any kind, except as permitted hereunder. No Obligor is in violation of its corporate governance documents, or any Law, or material agreement or instrument binding on or affecting it or any of its Properties. No business or Properties of any Obligor is affected by any strike, lock-out, or other labor dispute, drought, storm, earthquake, embargo, act of God or public enemy, or other casualty that could constitute a Material Adverse Change.

         4.08. Outstanding Debt; Existing Liens. No Obligor has any outstanding Debt or Contingent Liabilities, except as shown on Schedule 4.08-a, and neither it nor any of its Properties are subject to any Liens, except as shown on
Schedule 4.08-b. Schedule 4.08-a is a complete and correct description of each Note Purchase Agreement, each Senior Note, each other Senior Note Paper, each Senior Holder (1996 Series) and each Senior Holder (1998 Series). No equity interest of any Obligor (other than Parent) is subject to any Lien, including any restriction on hypothecation or transfer.

         4.09. Taxes. Each Obligor has filed all federal, provincial, state, and other Tax returns (or extensions related thereto) which are required to be filed, and has paid all Taxes as shown on said returns, as well as all other Taxes, to the extent due and payable before penalty. All Tax liabilities of each Obligor are adequately provided for on its books, including interest and penalties, and adequate reserves have been established therefor in accordance with GAAP. Except as shown on Schedule 4.09, no income Tax liability of a material nature has been asserted by taxing authorities for Taxes in excess of those already paid other than income tax liabilities



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
being contested in good faith and for which adequate reserves have been established therefor in accordance with GAAP, and no taxing authority has notified any Obligor of any deficiency in any Tax return.

         4.10. ERISA. Each Plan has satisfied the minimum funding standards under all Laws applicable thereto, and no Plan has an accumulated funding deficiency thereunder. No Obligor has incurred any material liability to the PBGC with respect to any Plan. No ERISA Event has occurred with respect to any Plan. No Obligor has participated in any Prohibited Transaction with respect to any Plan or trust created thereunder, and the consummation of the transactions contemplated hereby will not involve any Prohibited Transaction. Neither any Obligor nor any ERISA Affiliate has incurred any Withdrawal Liability to any Multiemployer Plan. Neither any Obligor nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA.

         4.11. Environmental Laws. The real Properties (whether leased or owned) of each Obligor and the operations conducted thereon by it or, to Parent's and CA Canada's best knowledge (solely with respect to real Properties owned by CA Canada), any current or prior owner or operator thereof, (a) do not violate and have not violated any applicable Environmental Law, the violation of which would constitute a Material Adverse Change or result in costs, penalties, fines, or damages in an aggregate amount of $1,000,000 or more, and
(b) are not subject to any pending or threatened investigation or proceeding by any Tribunal or to any remedial obligations under any Environmental Law. All Licenses have been obtained or filed that are required under any Environmental Law in connection with the use of such Property and assets (including without limitation past or present treatment, storage, disposal, or release of any Hazardous Materials into the environment). No Hazardous Materials are generated, produced, or stored at or in connection with the Properties and operations of any Obligor. Each Obligor has taken all appropriate steps to determine, and has determined, that no Hazardous Materials have been disposed of or otherwise released on or to any Property on which any operations of such Obligor are conducted, except in compliance with Environmental Laws. No Obligor has any material potential liability with respect to any release of any Hazardous Materials into the environment. The use which each Obligor makes or intends to make of the real Property (whether leased or owned) on which any of its operations are conducted will not result in the unlawful or unauthorized disposal or other release of any Hazardous Materials, except in compliance with applicable Environmental Laws. Each Obligor has delivered to Agent copies of all environmental studies and reports conducted or received by such Obligor in connection with its real Properties. Such studies cover all real Property in which such Obligor has an interest.

         4.12. Investments; Subsidiaries. No Obligor has any Investments except as described on Schedules 4.01-a, 4.01-b and 4.12 and as permitted by Section
5.08. Schedules 4.01-a and 4.01-b are a complete and accurate listing of each Subsidiary of each Obligor, showing (a) its complete name, (b) its jurisdiction of organization, (c) its capital structure, (d) its street and mailing address, which is its principal place of business and executive office and (e) all interest in such Subsidiary owned by such Obligor.

         4.13. Certain Fees. No broker's, finder's, management fee or other fee or commission will be payable by Parent or CA Canada (other than to Agent and Lenders hereunder and to Arranger). PARENT AND CA CANADA EACH SEVERALLY HEREBY AGREE TO


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

INDEMNIFY AND HOLD HARMLESS AGENT, CANADIAN AGENT, ARRANGER, AND EACH LENDER FROM AND AGAINST ANY CLAIMS, DEMAND, LIABILITY, PROCEEDINGS, COSTS OR EXPENSES ASSERTED WITH RESPECT TO OR ARISING IN CONNECTION WITH ANY SUCH FEES OR COMMISSIONS.

         4.14. CABP. CABP owns no Property other than (a) trademarks, patents and copyrights, and associated goodwill, applications for trademarks, patents and copyrights, and other property which is intangible intellectual property,
(b) licenses from CABP to Parent, Ashley, Cameron and CA Canada of Property described in clause (a), (c) demand deposit accounts the aggregate balance of which is not in excess of an amount reasonable and necessary to the business operations of CABP, and (d) other Property of nominal value reasonable and necessary to the business operations of CABP.

         4.15. Disclosure. Parent and CA Canada have not made a material misstatement of fact, or failed to disclose any fact necessary to make the facts disclosed not misleading, to Agent, Canadian Agent, Arranger, or any Lender during the course of application for and negotiation of any Loan Papers or otherwise in connection with any Advance, any Letter of Credit or any Canadian Letter of Credit. There is no fact known to Parent or CA Canada that materially adversely affects any Obligor's Properties or business, or that would constitute a Material Adverse Change, and that has not been set forth in the Loan Papers or in other documents furnished to Agent, Canadian Agent or each Lender.

         4.16. Year 2000 Compliance. Parent has and has caused each Obligor to have undertaken such review and assessment of its business and operations as it deems appropriate with respect to Year 2000 Compliance, developed an appropriate plan and timeline for addressing Year 2000 Compliance issues on a timely basis, and to date, implemented that plan substantially in accordance with that timetable. The aggregate costs to and charges by Parent (on a consolidated basis) related to Year 2000 Compliance shall not exceed an amount which is, or could reasonably be expected to cause, a Material Adverse Change.

         4.17. Survival of Representations and Warranties, Disclaimers, Waivers, etc. All representations, warranties, disclaimers and waivers made under this Agreement and each other Loan Paper shall survive the execution and effectiveness of this Agreement and shall be deemed to be made at and as of the Effective Date and at and as of the date of each Advance and issuance of each Letter of Credit and Canadian Letter of Credit, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) subsequently inapplicable, or (c) previously waived in writing by Agent, Canadian Agent, Arranger, and Lenders with respect to any particular factual circumstance.

ARTICLE V.  NEGATIVE COVENANTS

         So long as the Commitment or any Advance or any Reimbursement Obligations is outstanding, or Parent, CA Canada or any other Obligor owes any other amount hereunder or under any other Loan Paper:

         5.01. Current Ratio. Parent shall not permit the ratio of Current Assets to Current Liabilities as at any date to be less than 1.50 to 1.


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

         5.02. Net Worth. Parent shall not permit Net Worth as at any date to be less than the sum of (a) $103,468,500, plus (b) 50% of cumulative Net Income reported for each fiscal quarter (or month, if during the Peak Period) of Parent in which Net Income is a positive number commencing with the fiscal quarter (or month, if during the Peak Period) of Parent beginning on November 1, 1998, plus (c)100% of Equity Proceeds.

         5.03. Funded Debt to EBITDA Ratio. Parent shall not permit the Funded Debt to EBITDA Ratio to exceed at any time (a) during the Peak Period, 4.0 to 1, and (b) other than during the Peak Period, 3.5 to 1.

         5.04. Fixed Charges Coverage Ratio. Parent shall not permit the Fixed Charges Coverage Ratio as at any date to be less than (a) during the period from the Effective Date through and including October 31, 1999, 1.50 to 1, (b) during the period from November 1, 1999 through and including October 31, 2000,
1.35 to 1, (c) during the period from November 1, 2000, through and including October 31, 2001, 1.25 to 1, and (d) from and after November 1, 2001, 1.50 to 1.

         5.05. Restricted Payment. Parent shall not, and shall not permit any Subsidiary of Parent to, make any Restricted Payment; provided, that if no Default or Event of Default exists or will result therefrom, (a) Parent may make cash Distributions in a fiscal year to holders of Parent's equity securities in an aggregate amount not greater than the Permitted Amount, (b) Ashley, Cameron and CAFS may make Distributions to Parent, (c) CA Canada may make Distributions to Cameron, and (d) CABP may make Distributions to Parent, Ashley and Cameron; provided further, that no Distribution otherwise permitted by Section 5.05(a) shall be made prior to receipt by Agent of the financial statements of Parent and their respective Subsidiaries required by Section 6.10(c) for the fiscal year to which such proposed Distribution is attributable and a Compliance Certificate prepared after giving effect to such proposed Distribution.

         5.06. Debt. Parent shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, become, or be liable in any manner in respect of, or suffer to exist, any Debt, except (a) Debt under the Loan Papers, (b) Funded Debt under each Note Purchase Agreement and guaranties of such Debt made by Parent and Subsidiaries of Parent, (c) other Debt in existence on the date hereof, as shown on Schedule 4.08-a, (d) purchase money Debt incurred for the acquisition of tangible assets, provided the aggregate principal amount of such Debt incurred in any fiscal year shall not exceed $1,000,000, (e) trade payables incurred and paid in the ordinary course of business, (f) Contingent Liabilities under or relating to the Loan Papers, (g) Contingent Liabilities in existence on the date hereof, as shown on Schedule 4.08-a, (h) guarantees by Parent and its Subsidiaries of obligations in respect of Hedge Agreements permitted under Section 5.18, (i) Debt of each Subsidiary of Parent to Parent or to another Subsidiary of Parent, (j) Contingent Liabilities resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, (k) Convertible Subordinated Debt in an aggregate principal amount not to exceed at any time $25,000,000,
(l) as to Parent and its Subsidiaries on a consolidated basis, other Debt not to exceed at any time, in the aggregate principal amount, the difference between (i) $10,000,000, minus (ii) the sum of all Attributable Debt in respect of all Sale and Leasebacks occurring on and after the Effective Date, and (m) renewals and restatements of any Debt described in Sections 5.06(a) through
(l), provided the principal amount of the Debt renewed or restated does not exceed the principal amount of such Debt immediately prior to such renewal or


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
restatement.

         5.07. Dispositions of Assets. Parent and CA Canada shall not, and shall not permit any of its Subsidiaries to, sell, lease, assign, or otherwise dispose of any of its assets, except for Permitted Dispositions.

         5.08. Merger; Consolidation; Investments. Parent and CA Canada shall not, and shall not permit any of its Subsidiaries to, merge into, consolidate with, or make any Investment in, any Person, permit any other Person to merge into or consolidate with it, or form or acquire any Subsidiary, except (provided there exists no Default or Event of Default both immediately before and immediately after giving effect to such transaction):

         (a)   Restricted Investments;

         (b)   Permitted Acquisitions:

               (i) if the total consideration paid in any such acquisition or series of related transactions is less than $20,000,000, or

               (ii) if the total consideration paid in any such acquisition or series of related transactions is equal to or greater than $20,000,000, provided that not less than ten Business Days prior to the effective date of the proposed acquisition, Parent and CA Canada shall have delivered to Agent:

                      (A) a detailed written description of the proposed
               Permitted Acquisition,

                      (B) a statement certified by an authorized officer that
               the proposed transaction complies with the requirements of a Permitted Acquisition and stating that no Default or Event of Default exists prior to or will exist upon consummation of the proposed Permitted Acquisition, and

                      (C) a Compliance Certificate (with calculations for the
               365-day period ended on the effective date of the proposed acquisition) prepared as of the effective date of the proposed Permitted Acquisition and based on pro forma financial statements for Parent and CA Canada giving effect to such transaction (which financial statements and calculation shall exclude any expenses Parent and CA Canada project to be eliminated by such proposed acquisition) evidencing that no Default or Event of Default exists prior to or will exist upon consummation of the proposed Permitted Acquisition, and

               (iii) with respect to any proposed Permitted Acquisition made during the Peak Period, no Permitted Acquisition can occur during such Peak Period unless:

                      (A) the Funded Debt to EBITDA Ratio is less than or equal
               to 3.8 to 1 (calculated for the 365-day period ended on the effective date of the proposed Permitted Acquisition and based on pro forma financial statements for Parent and CA Canada giving effect to such transaction (which financial statements and


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

               calculation shall exclude any expenses Parent and CA Canada project to be eliminated by such proposed acquisition)), and

                      (B) not less than ten Business Days prior to the
               effective date of the proposed acquisition, Parent and CA Canada shall have delivered to Agent a certificate evidencing the calculation in the preceding clause (A);

         (c) Parent and CA Canada may invest in new Subsidiaries which are Guarantors;

         (d) Parent and CA Canada may invest in Non-Guarantors, if the amount of such Investment plus the aggregate amount of all Investments in all other Non-Guarantors and Investments permitted under Section 5.08(e), does not exceed 10% of Net Worth as of the date of determination (calculated based on the amount of the initial and each subsequent investment, without giving effect to any revaluation of the Investment);

         (e) Investments not otherwise permitted pursuant to Section 5.08(a) through (d), if the amount of such Investment together with Investments permitted in Section 5.08(d), does not exceed 10% of Net Worth as of the date of determination (calculated based on the amount of the initial and each subsequent investment, without giving effect to any revaluation of the Investment);

         (f) the merger or consolidation of Wholly-Owned Subsidiaries of Parent and CA Canada between themselves or into Parent and CA Canada so long as Parent and CA Canada is the surviving entity; provided, CAFS shall not merge or consolidate with or into any Person and shall not make any Investment other than (A) making direct and indirect loans to or acquiring existing loans made to residential consumers to acquire building materials sold by Parent or CA Canada or a Guarantor for use in the construction or improvement of personal residences and (B) Investments described in clauses (a), (b), and (e) through
(k) of the definition of "Restricted Investments";

         (g) the merger or consolidation of any other Person with or into Parent or CA Canada so long as Parent or CA Canada is the surviving entity;

         (h) Investments in accounts receivable arising in the ordinary course of business; and

         (i)   Debt of CAFS payable to Cameron permitted by Section 5.19.

         5.09. Liens. Parent and CA Canada shall not, and shall not permit any of its Subsidiaries to, create or suffer to exist any Lien upon any of its Properties, except (a) Liens created by the Loan Papers, (b) Liens in existence on the date hereof, as shown on Schedule 4.08-b, (c) Tax, mechanics', materialmen's, warehousemen's, laborer's and landlord and other similar Liens relating to amounts that are not yet due and payable, or that are being contested in good faith by appropriate proceedings, for which adequate reserves have been established, (d) Liens securing Debt permitted under Section 5.06(d), provided such Lien shall encumber only the specific property acquired by such Debt, (e) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation; and (f) easements, right-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person. Parent and CA


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
Canada shall not, and shall not permit any of its Subsidiaries to, hereafter agree with any Person (other than Agent) not to grant a Lien on any of its assets or not to permit the pledge any of its equity interest (except as may be provided in each Note Purchase Agreement).

         5.10. Fiscal Year and Accounting Method. Without Agent's prior written approval, Parent and CA Canada shall not, and shall not permit any of its Subsidiaries to, change its fiscal year or method of accounting, except as may be required by GAAP.

         5.11. Issuance of Capital Stock; Amendment of Charter.

               (a) Subsidiaries. Parent and CA Canada shall not permit any of its Subsidiaries to, issue, sell or otherwise dispose of any capital stock in such Person, or any options or rights to acquire such capital stock. Parent and CA Canada shall not sell, transfer, encumber or otherwise dispose of any equity interest or ownership interest in any Subsidiary of Parent or CA Canada and shall not permit any Subsidiary of Parent or CA Canada to sell, transfer, encumber or otherwise dispose of any equity interest or ownership interest in any Person which is a Subsidiary of such Subsidiary of Parent or CA Canada.

               (b) Borrowers and all Subsidiaries. Borrowers shall not amend their respective articles of organization or bylaws, and Parent and CA Canada shall not permit any of its Subsidiaries to amend its articles of organization or bylaws, in any manner which impairs or revokes any approval related to the Loan Papers.

         5.12. Change of Ownership. Parent and CA Canada shall not, and shall not permit any of its Subsidiaries to, permit any change in the ownership of any Obligor from the ownership thereof as of the date hereof as disclosed on
Schedule 4.01-b.

         5.13. Sale and Leaseback. Parent shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback if the Attributable Debt of such Sale and Leaseback exceeds the difference between (a) $10,000,000, minus (b) the sum of (i) the aggregate amount of all Attributable Debt of all other Sale and Leasebacks occurring on and after the Effective Date plus (ii) the aggregate outstanding principal amount of other Debt of Parent and their Subsidiaries permitted pursuant to Section 5.06.

         5.14. Business Parent and CA Canada shall not, and shall not permit any of its Subsidiaries to, change the nature of its business as conducted on the Effective Date. Neither Parent nor any Subsidiary of Parent (other than CAFS) shall engage at any time in any business now or hereafter conducted by CAFS. CAFS shall not engage in any business other than making direct and indirect loans to or acquiring existing loans made to residential consumers to acquire building materials sold by Parent or a Guarantor for use in the construction or improvement of personal residences and the securitization of such loans.

         5.15. Transactions with Affiliates. Except as permitted herein, Parent and CA Canada shall not, and shall not permit any of its Subsidiaries to, enter into or be party to a transaction with any Affiliate of such Person, except on terms no less favorable than could be obtained on an arm's-length basis with a Person that is not an Affiliate of such Person.


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

         5.16. Compliance with ERISA. Parent and CA Canada shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, or permit any member of such Person's Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any material (in the opinion of Agent) liability to any Obligor or any member of its Controlled Group, (b) permit to exist any ERISA Event, or any other event or condition which presents the risk of any material (in the opinion of Agent) liability of any Obligor or any member of its Controlled Group, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material (in the opinion of Agent) liability to any Obligor or any member of its Controlled Group, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder (except in the ordinary course of business consistent with past practice) which could result in any material (in the opinion of Agent) liability to any Obligor or any member of its Controlled Group, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of each Obligor or any member of its Controlled Group (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) to materially (in the opinion of Agent) exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan.

         5.17. Note Purchase Agreement. Parent shall not, and shall not permit any of its Subsidiaries to, enter into or permit to exist any amendment or restatement of any Note Purchase Agreement, Senior Note or other Senior Note Paper which has the effect of (a) increasing the principal amount of all Senior Notes outstanding on March 1, 1998, minus the aggregate amount of all principal of all Senior Notes repaid on and after March 1, 1998, (b) increasing any applicable interest rate, (c) accelerating any date specified for a required prepayment or repayment of principal of any Senior Note, (d) increasing the amount of any required prepayment or repayment of principal of any Senior Note, or (e) increasing the obligations of any guarantor of any obligations under any Note Purchase Agreement, any Senior Note or other Senior Note Paper.

         5.18. Swap Exposure. Parent shall not, and shall not permit any of its Subsidiaries to, enter into or become liable in respect of any Hedge Agreement other than (a) with respect any Hedge Agreement entered into solely to manage risk associated with interest to accrue with respect to Funded Debt of Parent or such Subsidiary of Parent, Hedge Agreements pursuant to which the aggregate notional amount (together with the aggregate notional amount of all other Hedge Agreements) does not exceed the aggregate principal amount of all Funded Debt,
(b) the Currency Swap (1998) (excluding any amendment which increases the obligations of CA Canada), and (c) other Hedge Agreements entered into by Parent or any of its Subsidiaries solely to manage risk associated with interest rate and currency value fluctuations (and not for any speculative purpose such as making a profit (or incurring a loss) solely as a result of interest rate or currency value fluctuations or timing of payments).

         5.19. CAFS. CAFS shall not engage in any activities other than (a) ownership of equity in CAFS Subsidiaries, (b) extensions of credit to a CAFS Subsidiary and (c) borrowings from Cameron.

         5.20. Subsidiaries and Obligors. Parent and CA Canada shall not permit any of its Subsidiaries and Affiliates or any other Obligor to violate any provision of this Article V.

         5.21. Intercompany Advances. Neither Parent nor any Guarantor shall make any loans,


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
advances, extensions of credit to, or Investments in CA Canada, any Subsidiary of CA Canada or any Person organized under the Laws of any Tribunal other than the United States or any subdivision of the United States (other than CAFS Financial Services, Inc.) such that the total amount outstanding of such loans, advances, extensions of credit or Investments at any one time shall be in excess of $30,000,000.

ARTICLE VI.  AFFIRMATIVE COVENANTS

         So long as the Commitment or any Advance or any Reimbursement Obligations is outstanding, or Parent, CA Canada, or any other Obligor owes any other amount hereunder or under any other Loan Paper:

         6.01. Preservation of Existence and Similar Matters. Parent and CA Canada each shall:

         (a) preserve and maintain, or timely obtain and thereafter preserve, maintain and comply with, their respective existence, Rights, franchises, Licenses, authorizations, consents, privileges and all other authorizations from any Tribunal, the loss of which could have a Material Adverse Change; and

         (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of their respective Properties or the nature of its business requires such qualification or authorization, except where the failure to be so qualified and authorized would not result in a Material Adverse Change.

         6.02. Licenses and Material Agreements. Parent and CA Canada shall maintain and comply in all material respects with all agreements necessary for it to own, maintain, or operate any of its businesses or Properties.

         6.03. Compliance with Laws. Parent and CA Canada shall comply in all material respects with all applicable Laws.

         6.04. Maintenance of Properties. Parent and CA Canada shall maintain or cause to be maintained all its Properties in good repair, working order and condition, taken as a whole, ordinary wear and tear excepted, and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

         6.05. Payment of Taxes and Other Indebtedness. Parent and CA Canada will pay and discharge (a) before penalty all Taxes, (b) when due all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might give rise to a Lien upon any of its property, except to the extent contested in good faith and for which adequate reserves have been established therefor in accordance with GAAP, and (c) when due all of its other Debt, obligations and liabilities to the extent that the failure to so pay would result in an Event of Default described in Section 7.01(i), except as prohibited hereunder.

         6.06. ERISA Compliance. Parent and CA Canada will (a) make prompt payment of all contributions required under all Plans, and (b) notify Agent immediately if (i) there is a "complete withdrawal" or "partial withdrawal" (as described in ERISA Sections 4203 and 4205,


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
respectively) by Parent, CA Canada or any ERISA Affiliate of Parent or CA Canada from a Multiemployer Plan, (ii) Parent, CA Canada or any ERISA Affiliate of Parent or of CA Canada is in "default" (as defined in ERISA Section 4219 (c)
(5)) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal from such Plan, (iii) a Multiemployer Plan of Parent or CA Canada is in "reorganization" (as described in Internal Revenue Code Section 418 or in Title IV of ERISA) or has "terminated" (as described in ERISA Section 4041A), or (iv) there is an action brought against Parent, CA Canada, or any ERISA Affiliate for failure to make contributions as required by ERISA Section 515.

         6.07. Insurance.  Parent and CA Canada shall:

         (a) Obtain and Maintain Insurance. Maintain and keep in force the following policies of insurance:

                         (i) Hazard Insurance. Insurance against loss or damage to each Facility by fire and any of the risks covered by insurance of the type now known as "all risk coverage," in an aggregate amount satisfactory to Agent and Canadian Agent or the full replacement cost of the Facility, including, without limitation, the cost of debris removal (exclusive of the cost of excavations, foundations, and footings below the lowest basement floor), whichever is greater; and a deductible from the loss payable for any casualty not to exceed $25,000 per occurrence, unless a higher amount is required by Applicable Law. The policies of insurance carried in accordance with this Section 6.07(a)(i) shall contain the "Replacement Cost Endorsement" and an "Agreed Amount Endorsement";

                        (ii) Business Interruption Insurance. Business interruption insurance in the minimum amount equal to Parent's and CA Canada's Net Income for the preceding fiscal year divided by four;

                       (iii) Personal Property Insurance. Insurance against loss or damage to any personal property of Parent, CA Canada, and their respective Subsidiaries by fire and other risks covered by insurance of the type now known as "all risk coverage";

                        (iv) Public Liability Insurance. Comprehensive public liability insurance (including, without limitation, coverage for elevators and escalators) on an "occurrence basis" against claims for "personal injury", including, without limitation, bodily injury, death or property damage occurring on, in or about the Facility and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than $10,000,000 for bodily injury and property damage for any single occurrence;

                         (v) Workers' Compensation Insurance. Either or a combination of workers' compensation insurance (including, without limitation, employer's liability insurance) or a program of self-insurance (if permitted by Applicable Law) for all employees of Parent, CA Canada, and their respective Subsidiaries required to be covered by Applicable Law in such amount as is generally carried in accordance with sound business practice by companies in similar businesses similarly situated, or, if higher limits are established by Applicable Law, then in such amounts; and


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

                        (vi) Other Insurance. Such other insurance, and in such amounts, as may be required by any Tribunal having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in businesses similarly situated or as may be reasonably required from time to time by Agent or Canadian Agent.

         (b) General Insurance Provisions. Cause all policies of insurance required by the provisions of Section 6.07(a) to:

                         (i) Contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of the insured which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against the insured;

                        (ii) Be issued by companies having an A.M. Best Co. policyholder's rating of "A" or better and a financial size category of "V" or better. Insurance carriers with lesser ratings are acceptable if they present a reinsurance agreement containing a direct access clause with a company or companies that meet such rating requirement. Coverage amounts shall not exceed 5% of carrier surplus and capital values unless approved in writing by Agent or reinsurance is carried;

                       (iii) Be issued by carriers that are fully and properly licensed in each appropriate State or Province; and

                        (iv) Otherwise be in form and substance satisfactory to Agent and Canadian Agent.

         6.08. Inspection Rights. Parent and CA Canada shall permit Agent or Canadian Agent, upon reasonable notice and during normal business hours, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its Properties and to discuss its affairs, finances, and accounts with any of its officers or accountants, all as Agent or Canadian Agent may request.

         6.09. Records and Books of Account; Changes in GAAP. Parent and CA Canada shall keep adequate records and books of account in conformity with GAAP.

         6.10. Reporting Requirements.  Parent shall furnish to Agent and each
Lender:

         (a) During the Peak Period, as soon as available and in any event within forty-five days after the end of each fiscal month, the consolidated and consolidating balance sheet of Parent and its Subsidiaries as at the end of such fiscal month, and the consolidated and consolidating statements of income, changes in shareholders' equity and changes in cash flow of Parent and its Subsidiaries for such fiscal month and for the portion of the fiscal year ending with such fiscal month, setting forth, in comparative form, results for the corresponding periods in the previous fiscal year, all in reasonable detail, and certified by an officer of Parent acceptable to Agent as prepared in accordance with GAAP, and fairly presenting the financial condition and results of operations of Parent and its respective Subsidiaries (subject to changes resulting from an audit


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
and normal year-end adjustments);

         (b) soon as available and in any event within forty-five days after the end of each fiscal quarter, the consolidated and consolidating balance sheet of Parent and its Subsidiaries as at the end of such fiscal quarter, and the consolidated and consolidating statements of income, changes in shareholders' equity and changes in cash flow of Parent and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year ending with such fiscal quarter, setting forth, in comparative form, results for the corresponding periods in the previous fiscal year, all in reasonable detail, and certified by an officer of Parent acceptable to Agent as prepared in accordance with GAAP, and fairly presenting the financial condition and results of operations of Parent and its respective Subsidiaries (subject to changes resulting from an audit and normal year-end adjustments);

         (c) As soon as available and in any event within ninety days after the end of each fiscal year of Parent, a consolidated and consolidating balance sheet of Parent, and their respective Subsidiaries as at the end of such fiscal year, and consolidated and consolidating statements of income, changes in shareholders' equity, and changes in cash flow of Parent and its Subsidiaries for such fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an unqualified opinion of Auditor, which opinion shall state that said financial statements were prepared in accordance with GAAP, that the examination by Auditor in connection with such financial statements was made in accordance with generally accepted auditing standards, and that said financial statements present fairly the financial condition and results of operations of Parent and its Subsidiaries;

         (d) Promptly upon the first to occur of their becoming available or their filing with the appropriate Tribunal, a copy of each Form 10-Q for each fiscal quarter, each Form 10-K for each fiscal year, if required to be prepared under Regulation 14a-3, promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, a copy of Parent's proxy materials provided to its shareholders, financial statement, report, notice, proxy statement, regular, periodic or special report, registration statement, prospectus, and all other information, and all amendments thereto, together with all exhibits and schedules to each of the foregoing, filed by Parent or any of its Subsidiaries with the Securities and Exchange Commission or any similar Tribunal, or otherwise provided to holders of securities issued by Parent or any of its Subsidiaries;

         (e) Promptly upon receipt thereof, copies of all material reports or letters submitted to Parent by Auditor or any other accountants in connection with any annual, interim, or special audit, including without limitation the comment letter submitted to management in connection with any such audit;

         (f) Together with each set of financial statements delivered pursuant to Section 6.10(a), (b) and (c), a Compliance Certificate (with calculations for the 365-day period ended on such fiscal quarter end);

         (g) As soon as available and in any event within thirty days after the end of each month, a Borrowing Base Certificate for such month;

         (h) As soon as possible and in any event within two Business Days after knowledge by


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
an officer of Parent of the occurrence of any Default or Event of Default, a notice from an officer of Parent acceptable to Agent, setting forth the details of such Default or Event of Default, and the action being taken or proposed to be taken with respect thereto;

         (i) (i) As soon as possible and in any event within two days after knowledge thereof by an officer of Parent, notice of any Litigation pending or threatened against Parent or any Obligor which, if determined adversely, could result in judgment, penalties, or damages equal to or in excess of $2,000,000, together with a statement of an officer of Parent acceptable to Agent, describing the allegations of such Litigation, and the action being taken or proposed to be taken with respect thereto, (ii) within ninety days after the end of each fiscal year, complete reports by counsel to Parent and each Obligor, describing all Litigation of Parent and each Obligor, and (iii) within forty-five days after each fiscal quarter in which a material change in reported Litigation of the nature described above has occurred or additional Litigation has been threatened or commenced, reports by counsel to Parent and each Obligor, describing such material changes in or additions to the last annual Litigation report;

         (j) As soon as possible and in any event within two days after knowledge thereof by an officer of Parent, notice of any claimed default, actual default or the occurrence of any event or existence of any condition the effect of which is to cause or permit the acceleration of any Debt of or secured by any assets of any Obligor, with respect to Debt in the aggregate amount equal to or in excess of $2,000,000;

         (k) Promptly after filing or receipt thereof by an officer of Parent, copies of all reports and notices that Parent, any of its Subsidiaries and Affiliates and each Obligor (i) files or receives in respect of any Plan with or from the Internal Revenue Service, the PBGC, or the United States Department of Labor, or (ii) furnishes to or receives from any holders of any Debt or Contingent Liability that is not duplicative of, or subsumed in, reports or notices provided to Agent or Lenders hereunder, if in the case of clauses (i) and (ii), any information or dispute referred to therein could result in a Default or an Event of Default;

         (l) Parent will notify Agent or Canadian Agent, as applicable, in writing, promptly upon Parent learning, of any of the following which has a reasonable likelihood of resulting in liability in excess of $500,000:

                       (i) each Environmental Claim which Parent receives, including one to take any remedial, removal or other action with respect to any Hazardous Materials contained on any property, whether or not owned by Parent;

                       (ii)  each notice of violation of any Environmental
Law; and

                       (iii) each commencement of any judicial or administrative proceeding or investigation concerning an Environmental Claim with respect to Parent;

         (m) As soon as possible and in any event within five days after knowledge thereof by an officer of Parent, notice of any act, event or circumstance which could reasonably be foreseen to cause or result in a Material Adverse Change to either of Borrowers, together with a statement of an officer of Parent acceptable to Agent, describing the circumstances surrounding the same, and the action being taken or proposed to be taken with respect thereto;


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

         (n) As soon as possible and in any event within five days after the occurrence thereof, notice of any requested amendment or restatement and any effective amendment or restatement of any Note Purchase Agreement, any Senior Note or any other Senior Note Paper, and any assignment of any Senior Note or any other Senior Note Paper, together with copies of each document related thereto;

         (o) Promptly upon written request, such other information concerning the condition or operations of Parent or any other Obligor, financial or otherwise, as Agent may from time to time request;

         (p) After any reallocation pursuant to Section 2.17 and such Canadian Advances from ABN equal or exceed CDN$10,000,000, Borrowers must deliver on a monthly basis to Agent a certificate demonstrating that the total of all Advances from ABN, converted into Dollars does not exceed $10,000,000. At any such time as the amount of outstanding Canadian Advances from ABN exceeds $10,000,000 as set forth in the certificate delivered pursuant hereto, CA Canada shall prepay the amount of such excess, the amount of such excess to be applied to ABN's portion of Canadian Advances;

         (q) As soon as it is available and in any event within five days after the effectiveness thereof, a complete copy of all agreements, and all amendments and restatements thereof, with respect to Debt of CAFS, each securitization of any asset of CAFS and each agreement with respect to the issuance of or any right to acquire any capital stock or other equity interest of CAFS. As soon as possible or in any event within two Business Days after knowledge by an officer of Parent or CAFS of the occurrence of any default or event of default under any agreement related to Debt of CAFS or any agreement related to securitization of any asset of CAFS, a notice from an officer of Parent or CAFS acceptable to Agent, setting forth the details of such default or event of default, and the action being taken or proposed to be taken with respect thereto; and

         (r) Promptly if Parent or any other Obligor discovers or determines that any computer equipment or software (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure is not, and could not reasonably be expected to cause, a Material Adverse Change.

         6.11. Solvency.  Each Obligor shall continue to be Solvent.

         6.12. Subsidiaries and Obligor. Parent and CA Canada shall cause each of its Subsidiaries and Affiliates and each Obligor to comply with each provision of this Article VI.

         6.13. Further Assurances. Parent and CA Canada will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, or other assurances, and take any and all such other action, as Agent may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Papers and the obligations of Parent and CA Canada thereunder.

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

ARTICLE VII.  EVENTS OF DEFAULT

         7.01. Events of Default. Any one or more of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Law, or otherwise:

         (a) Parent shall fail to pay any principal, interest, fees or other amounts payable under any Loan Paper on the date due;

         (b) CA Canada shall fail to pay any principal, interest, fees or other amounts payable under any Loan Paper on the date due;

         (c) Any representation or warranty made or deemed made by any Obligor (or any of its officers or representatives) under or in connection with any Loan Paper shall prove to have been incorrect or misleading in any material respect when made or deemed made;

         (d) Any Obligor shall fail to perform or observe any term or covenant contained in Article V;

         (e) Any Obligor shall fail to perform or observe any other term or covenant contained in any Loan Paper, other than those described in Section 7.01(a), (b), (c) and (d), and such failure shall not be remedied within (i) thirty days following the earlier of knowledge thereof by such Obligor or an officer of such Obligor, or of written notice by Agent to Parent, with respect to any failure to perform or observe the provisions of Sections 6.01, 6.02,
6.03 and 6.04, and (ii) ten Business Days following the earlier of knowledge thereof by such Obligor or an officer of such Obligor, or of written notice by Agent to Parent, with respect to any other provision of any Loan Paper;

         (f) Any Loan Paper or provision thereof shall, for any reason, not be valid and binding on the Obligor signatory thereto, or not be in full force and effect, or shall be declared to be null and void; the validity or enforceability of any Loan Paper shall be contested by any Obligor; any Obligor shall deny that it has any or further liability or obligation under its respective Loan Papers; or any default or breach under any provision of any Loan Papers shall continue after the applicable grace period, if any, specified in such Loan Paper;

         (g) Any of the following shall occur: (i) any Obligor shall make an assignment for the benefit of creditors or be unable to pay its debts generally as they become due; (ii) any Obligor shall petition or apply to any Tribunal for the appointment of a trustee, receiver, or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to any Obligor under any Debtor Relief Laws; (iii) any such petition or application shall be filed, or any such proceedings shall be commenced, against any Obligor, or an order, judgment or decree shall be entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings; (iv) any final order, judgment, or decree shall be entered in any proceedings against any Obligor decreeing its dissolution; or (v) any final order, judgment, or decree shall be entered in any proceedings against any Obligor decreeing its split-up which requires the divestiture of a substantial part of its assets;

         (h) Any Event of Default (as defined in each Note Purchase Agreement) shall occur;


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
         (i) Parent or any other Obligor shall fail to pay any (A) Funded Debt (other than Debt under the Loan Papers or any Note Purchase Agreement) or obligations in respect of Capital Leases (other than Debt under the Loan Papers or any Note Purchase Agreement) in an aggregate amount of $5,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or (B) other Debt (other than Debt under the Loan Papers or any Note Purchase Agreement and Debt described in clause (A) immediately preceding), except to matters being disputed or contested in good faith, in an aggregate amount of $5,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt (being the Debt described in either of clauses (A) or (B) immediately preceding); Parent or any other Obligor shall fail to perform or observe any term or covenant contained in any agreement or instrument relating to any such Debt, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, and can result in acceleration of the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

         (j) Any Obligor shall have any final judgment(s) outstanding against it for the payment of $5,000,000 or more, and such judgment(s) shall remain unstayed, in effect, and unpaid for the period of time after which the judgment holder may and may cause the creation of Liens against or seizure of any of its Property;

         (k) Any ERISA Event shall have occurred with respect to a Plan of Parent, and the sum of the Insufficiency of such Plan and liabilities relating thereto is equal to or greater than $1,000,000; or Parent or any ERISA Affiliate of Parent shall have committed a failure described in Section 302(f)(l) of ERISA, and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $5,000,000;

         (l) Parent or any ERISA Affiliate of Parent shall have been notified by the sponsor of a Multiemployer Plan that (A) it has incurred Withdrawal Liability to such Plan in an amount that, exceeds $5,000,000 or requires payments exceeding $1,000,000 per annum, or (B) such Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result thereof the aggregate annual contributions to all Multiemployer Plans in reorganization or being terminated is increased over the amounts contributed to such Plans for the preceding Plan year by an amount exceeding $5,000,000;

         (m) Any Obligor shall be required under any Environmental Law (i) to implement any remedial, neutralization, or stabilization process or program, the cost of which would constitute a Material Adverse Change, or (ii) to pay any penalty, fine, or damages in an aggregate amount of $5,000,000 or more; or

         (n) Any Property (whether leased or owned), or the operations conducted thereon by any Obligor or any current or prior owner or operator thereof (in the case of real Property), shall violate or have violated any applicable Environmental Law, if such violation would constitute a Material Adverse Change; or such Obligor shall not obtain or maintain any License required to be obtained or filed under any Environmental Law in connection with the use of such Property and


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

assets, including without limitation past or present treatment, storage, disposal, or release of Hazardous Materials into the environment, if the failure to obtain or maintain the same would constitute a Material Adverse Change.

         7.02. Remedies Upon Default. If an Event of Default described in
Section 7.01(g) shall occur with respect to any Obligor, the aggregate unpaid principal balance of and accrued interest on all Advances shall, to the extent permitted by Applicable Law, thereupon become due and payable concurrently therewith, without any action by Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank or any Lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Subject to the foregoing sentence, if any Event of Default shall occur and be continuing, Agent or Canadian Agent, as the case may be at its election, do any one or more of the following:

         (a) Declare the entire unpaid balance of all Domestic Advances or Canadian Advances, as the case may be, immediately due and payable, whereupon it shall be due and payable without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind (except notices specifically provided for under Section 7.01), all of which are hereby expressly waived (except to the extent waiver of the foregoing is not permitted by Applicable Law);

         (b) Terminate the Domestic Commitment or the Canadian Commitment, as the case maybe;

         (c)   Enforce any Rights under Section 2.15(f) or Section 2.16(f);

         (d) Reduce any claim of Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank and Lenders to judgment; and

         (e) Exercise any Rights afforded under any Loan Papers, by Law, including but not limited to the UCC, at equity, or otherwise.

         7.03. Cumulative Rights. All Rights available to Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank and Lenders under the Loan Papers shall be cumulative of and in addition to all other Rights granted thereto at Law or in equity, whether or not amounts owing thereunder shall be due and payable, and whether or not Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank or any Lender shall have instituted any suit for collection or other action in connection with the Loan Papers.

         7.04. Waivers. The acceptance by Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank or any Lender at any time and from time to time of partial payment of any amount owing under any Loan Papers shall not be deemed to be a waiver of any Default or Event of Default then existing. No waiver by Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank or any Lender of any Default or Event of Default shall be deemed to be a waiver of any Default or Event of Default other than such Default or Event of Default. No delay or omission by Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank or any Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.


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         7.05. Performance by Agent or any Lender. Should any covenant of any
Obligor fail to be performed in accordance with the terms of the Loan Papers, Agent may, at its option, perform or attempt to perform such covenant on behalf of such Obligor. Notwithstanding the foregoing, it is expressly understood that none of Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank or any Lender assumes, and shall not ever have, except by express written consent of Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank or such Lender, any liability or responsibility for the performance of any duties or covenants of any Obligor.

         7.06. Expenditures. Borrowers shall reimburse Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank and each Lender for any reasonable sums spent by it in connection with the exercise of any Right provided herein. Such sums shall bear interest at the lesser of (a) the greatest Base Rate (whether or not in effect), plus 4.00% and (b) the Highest Lawful Rate, from the date spent until the date of repayment by Borrowers.

         7.07. Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank or any Lender any Rights to exercise control over the affairs and/or management of any Obligor, the power of Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank and each Lender being limited to the Rights to exercise the remedies provided in this Article; provided, however, that if Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank or any Lender becomes the owner of any partnership, stock or other equity interest in any Person, whether through foreclosure or otherwise, it shall be entitled to exercise such legal Rights as it may have by being an owner of such stock or other equity interest in such Person.

ARTICLE VIII.  THE AGENT AND CANADIAN AGENT

         8.01. Authorization and Action. Each Lender and Issuing Bank hereby appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Agent by the terms of the Loan Papers, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Papers (including without limitation enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Determining Lenders (or all Lenders, if required under Section 9.01), and such instructions shall be binding upon all Lenders and Issuing Bank; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to any Loan Papers or Applicable Law. Agent agrees to give to each Lender and Issuing Bank notice of each notice given to it by Parent pursuant to the terms of this Agreement, and to distribute to each applicable Lender and Issuing Bank in like funds all amounts delivered to Agent by Parent for the Ratable or individual account of any Lender or Issuing Bank, as appropriate. Each Canadian Lender and Canadian Issuing Bank hereby appoints and authorizes Canadian Agent to take such action as Canadian Agent on its behalf and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Canadian Agent by the terms of the Loan Papers, together with such powers as are reasonably incidental thereto. Canadian Agent agrees to give to each Canadian Lender and Canadian Issuing Bank notice of each notice given to it by CA Canada pursuant to the terms of this Agreement, and to distribute to each applicable Canadian Lender and Canadian Issuing Bank in like funds all amounts delivered to Canadian Agent by CA Canada for the Ratable or individual account of any Canadian Lender or Canadian Issuing Bank, as appropriate.

         8.02. Agent's Reliance, Etc. Neither Agent, Canadian Agent, nor any of their directors, officers, agents, employees, or representatives shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Paper, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent and Canadian Agent (a) may treat the payee of any Note as the holder thereof until Agent or Canadian Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent or Canadian Agent, as the case may be; (b) may consult with legal counsel (including counsel for Parent, CA Canada, or any of their respective Subsidiaries), independent public accountants, and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender, Issuing Bank, Canadian Issuing Bank and shall not be responsible to any Lender, Issuing Bank, or Canadian Issuing Bank for any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Papers; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other Loan Papers on the part of any Obligor or its Subsidiaries or to inspect the Property (including the books and records) of any Obligor or its Subsidiaries; (e) shall not be responsible to any Lender, Issuing Bank, or Canadian Issuing Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Papers, or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Papers by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

         8.03. NationsBank, N.A., Canadian Imperial Bank of Commerce and Affiliates. With respect to its Commitment, its Advances, and any Loan Papers, NationsBank, N.A. and the Canadian Imperial Bank of Commerce have the same Rights under this Agreement as any other Lender and may exercise the same as though it were not Agent or Canadian Agent. NationsBank, N.A., the Canadian Imperial Bank of Commerce and their Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Obligor, any Affiliate thereof, and any Person who may do business therewith, all as if NationsBank, N.A. or the Canadian Imperial Bank of Commerce were not Agent or Canadian Agent respectively, and without any duty to account therefor to any Lender.

         8.04. Lender Credit Decision. Each Lender, Issuing Bank and Canadian Issuing Bank acknowledges that it has, independently and without reliance upon Agent, Canadian Agent, any other Lender, Issuing Bank, or Canadian Issuing Bank, and based on the financial statements referred to in Section 4.04 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender, Issuing Bank and Canadian Issuing Bank also acknowledges that it will, independently and without reliance upon Agent, Canadian Agent, any other Lender, Issuing Bank, or Canadian Issuing Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.


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

         8.05. Indemnification by Lenders. LENDERS SHALL INDEMNIFY AGENT, CANADIAN AGENT AND ARRANGER, PRO RATA, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST AGENT, CANADIAN AGENT, OR ARRANGER IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN PAPERS OR ANY ACTION TAKEN OR OMITTED BY AGENT, CANADIAN AGENT, OR ARRANGER THEREUNDER, INCLUDING ANY NEGLIGENCE OF AGENT, CANADIAN AGENT OR ARRANGER; PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM AGENT'S, CANADIAN AGENT'S OR ARRANGER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limitation of the foregoing, Lenders shall reimburse Agent, Canadian Agent, or Arranger as the case may be, Pro Rata, promptly upon demand for any out-of-pocket expenses (including reasonable attorneys' fees) incurred by Agent, Canadian Agent or Arranger in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal and other advice in respect of rights or responsibilities under, the Loan Papers. Agent, Canadian Agent, or Arranger as the case may be, may make demand for any amounts claimed to be due under this
Section 8.05 on and after the third Business Day after Parent or any other Obligor has failed or refused to pay the full amount demanded. The indemnity provided in this Section 8.05 shall survive the termination of this Agreement.

         8.06. Successor Agent. Agent may resign at any time by giving written notice thereof to Lenders, Issuing Bank, Canadian Issuing Bank, Parent, and CA Canada and may be removed at any time with or without cause by the action of all Lenders (other than Agent, if it is a Lender). Upon any such resignation, Determining Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the Rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Papers, provided that if the retiring or removed Agent is unable to appoint a successor Agent, Agent shall, after the expiration of a sixty day period from the date of notice, be relieved of all obligations as Agent hereunder. Notwithstanding any Agent's resignation or removal hereunder, the provisions of this Article VIII shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         8.07 Successor Canadian Agent. Canadian Agent may resign at any time by giving written notice thereof to Lenders, Issuing Bank, Canadian Issuing Bank, Parent, and CA Canada and may be removed at any time with or without cause by the action of all Lenders (other than Canadian Agent, if it is a Lender). Upon any such resignation, Determining Lenders shall have


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

the right to appoint a successor Canadian Agent. If no successor Canadian Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Canadian Agent's giving of notice of resignation, then the retiring Canadian Agent may, on behalf of Lenders, appoint a successor Canadian Agent, which shall be a commercial bank organized under the Laws of the dominion of Canada or of any Province thereof and having a combined capital and surplus of at least CDN$50,000,000. Upon the acceptance of any appointment as Canadian Agent hereunder by a successor Canadian Agent, such successor Canadian Agent shall thereupon succeed to and become vested with all the Rights and duties of the retiring Canadian Agent, and the retiring Canadian Agent shall be discharged from its duties and obligations under the Loan Papers, provided that if the retiring or removed Canadian Agent is unable to appoint a successor Canadian Agent, Canadian Agent shall, after the expiration of a sixty day period from the date of notice, be relieved of all obligations as Canadian Agent hereunder. Notwithstanding any Canadian Agent's resignation or removal hereunder, the provisions of this Article VIII shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Canadian Agent under this Agreement.

ARTICLE IX.  MISCELLANEOUS

         9.01. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Papers, nor consent to any departure by Parent or any Obligor therefrom, shall be effective unless the same shall be in writing and signed by Agent and the Canadian Agent with the consent of the Determining Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall (and the result of action or failure to take action shall not) unless in writing and signed by all of Lenders, Agent and Canadian Agent, (a) increase the Commitment, (b) reduce any principal, interest, fees, or other amounts payable hereunder, or waive or result in the waiver of any Event of Default under Section 7.01(a),
(c) postpone any date fixed for any payment of principal, interest, fees, or other amounts payable hereunder, (d) release any collateral or guaranties securing any Obligor's obligations hereunder, other than releases contemplated hereby and by the Loan Papers, (e) change the meaning of Specified Percentage or the number of Lenders required to take any action hereunder, or (f) amend this Section 9.01 or Section 9.03. No amendment, waiver, or consent shall affect the Rights, duties, or obligations of Agent under any Loan Papers, unless it is in writing and signed by Agent in addition to the requisite number of Lenders. No amendment, waiver, or consent shall affect the Rights, duties, or obligations of Issuing Bank or Canadian Issuing Bank under any Loan Papers, unless it is in writing and signed by Issuing Bank or Canadian Issuing Bank, as the case may be, in addition to the requisite number of Lenders.

         9.02. Notices.

         (a) Manner of Delivery. All notices communications and other materials to be given or delivered under the Loan Papers shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing. All written notices, communications and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier, or delivered by hand. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent Agent, Canadian Agent, any Lender, Issuing Bank, Canadian Issuing Bank, Parent or CA Canada has acted in reliance on such telephonic notice.


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

         (b) Addresses. All notices, communications and materials to be given or delivered pursuant to this Agreement (other than those required under Article II) shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

         (a)   If to Parent:

               Cameron Ashley Building Products, Inc.
               11651 Plano Road, Suite 100
               Dallas, Texas  75243
               Telephone No.: (214) 860-5120
               Telecopier No.: (214) 860-5148

               Attention:  Mr. Ronald R. Ross

               with a copy to:  Mr. John Davis

         (b)   If to CA Canada:

               Cameron Ashley Canada, Inc.
               8619 52nd St.
               Calgary Alberta T2C2R4
               Telephone No.: (403) 720-0055
               Telecopier No.: (403) 720-0099

               Attention:  Richard Friesen

               with a copy to:  Mr. John Davis

         (c)   If to Agent or Issuing Bank:

               NationsBank, N.A.
               NationsBank Plaza
               901 Main Street, 67th Floor
               Dallas, Texas  75202
               Telephone No.: (214) 508-0978
               Telecopier No.: (214) 508-0980

               Attention:  Mr. Dan Killian

         (d)   If to Canadian Agent or Canadian Issuing Bank:

               Canadian Imperial Bank of Commerce
               309 - 8th Avenue S.W.
               3rd Floor
               Calgary, AB T2P 2P2
               Telephone No.: (403) 221-5338
               Telecopier No.: (403) 221-5333

               Attention:  Mr. John Bathurst

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


         (e)   If to any Lender, to its address shown on Schedule 9.02

or at such other address or, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address".

         (c) Effectiveness. Each notice, communication and any material to be given or delivered to any party pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by mail, on the fifth day after such notice, communication or material is deposited in the mail, addressed as above provided, (ii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this Section 9.02 and the appropriate receipt is received or otherwise acknowledged, (iii) if sent by hand delivery or overnight courier, when left at the address of the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered except that notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be effective until received; provided, however, that notices to Agent and Canadian Agent pursuant to Article II shall be effective when received. Parent and CA Canada agree that Agent and Canadian Agent shall have no duty or obligation to verify or otherwise confirm telephonic notices given pursuant to Article II, and AGREE TO INDEMNIFY AND HOLD HARMLESS AGENT, CANADIAN AGENT, ARRANGER, ISSUING BANK, CANADIAN ISSUING BANK AND LENDERS FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, AND EXPENSES RESULTING, DIRECTLY OR INDIRECTLY, FROM ACTING UPON ANY SUCH NOTICE.

         9.03. Parties in Interest. All covenants and agreements contained in this Agreement and all other Loan Papers shall bind and inure to the benefit of the respective successors and assigns of the parties hereto. Each Lender may from time to time assign or transfer its interests hereunder pursuant to
Section 9.04. No Obligor may assign or transfer any of its Rights or obligations hereunder without the prior written consent of Lenders and, if such Rights or obligation relate to any Letter of Credit, the Letter of Credit Facility, any Canadian Letter of Credit or the Canadian Letter of Credit Facility, Issuing Bank or Canadian Issuing Bank, as the case may be.

         9.04. Assignments and Participations.

         (a) Each Lender (an "Assignor") may assign its Rights and obligations as a Lender under the Loan Papers to one or more Eligible Assignees pursuant to an Assignment and Acceptance, so long as (i) each assignment shall be of a constant, and not a varying percentage of all Rights and obligations thereunder, (ii) each Assignor shall obtain in each case the prior written consent of Agent or Canadian Agent, as the case may be, and Parent and CA
Canada (iii) each Assignee shall in each case pay a $2,500 processing fee to Agent or Canadian Agent, as the case


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

may be, and (iv) no such assignment is for an amount less than $5,000,000. Within five Business Days after Agent or Canadian Agent receives notice of any such assignment, Parent and CA Canada shall execute and deliver to Agent or Canadian Agent, in exchange for the Notes issued to Assignor, new Notes to the order of such Assignor and its assignee in amounts equal to their respective Specified Percentages of the Commitment. Such new Notes shall be dated the effective date of the assignment. It is specifically acknowledged and agreed that on and after the effective date of each assignment, the assignee shall be a party hereto and shall have the Rights and obligations of a Lender under the Loan Papers.

         (b) Each Lender may sell participations to one or more Persons in all or any of its Rights and obligations under the Loan Papers; provided, however, that (i) such Lender's obligations under the Loan Papers shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of the Loan Papers, (iv) the participant shall be granted the Right to vote on or consent to only those matters described in Sections 9.01(a), (b), (c), (d), (e) and (f), (v) each Obligor, Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank and other Lenders shall continue to deal solely and directly with such Lender in connection with its Rights and obligations under the Loan Papers, and (vi) no such participation is for an amount less than $5,000,000.

         (c) Any Lender may, in connection with any assignment or participation, or proposed assignment or participation, disclose to the assignee or participant, or proposed assignee or participant, any information relating to any Obligor furnished to such Lender by or on behalf of any Obligor.

         (d)   Notwithstanding any other provision set forth in this Agreement,
(i) any Lender may at any time create a security interest in all or any portion of its Rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System, and (ii) no participant of any Lender may further assign or participate any of its interest in the Loan Papers to any Person (except as may be required by Law or a Tribunal having authority over such participant).

         9.05. Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any Right of set-off, or otherwise) on account of its Advances in excess of its Pro Rata share of payments made by either of Borrowers, such Lender shall forthwith purchase participations in Advances made by the other Lenders as shall be necessary to share the excess payment Pro Rata with each of them; provided, however, that if any of such excess payment is thereafter recovered from the purchasing Lender, its purchase from each Lender shall be rescinded and each Lender shall repay the purchase price to the extent of such recovery together with a Pro Rata share of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 9.05 may, to the fullest extent permitted by Law, exercise all its Rights of payment (including the Right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of each of Borrowers in the amount of such participation.

         9.06. Right of Set-off. Upon the occurrence and during the continuance of any Event of


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

Default, Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank or such Lender to or for the credit or the account of Parent or CA Canada against any and all of the obligations of Parent or CA Canada now or hereafter existing under this Agreement and the other Loan Papers, whether or not Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank or any Lender shall have made any demand under this Agreement or the other Loan Papers, and even if such obligations are unmatured. Each of Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank and each Lender shall promptly notify Borrowers after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The Rights of Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank and each Lender under this Section 9.06 are in addition to other Rights (including, without limitation, other Rights of set-off) which Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank and such Lender may have.

         9.07. Costs, Expenses, and Taxes.

         (a) Borrowers agree severally to pay on demand (i) all costs and expenses (including reasonable attorneys' fees and expenses) of Agent and Canadian Agent in connection with the preparation, negotiation, administration, interpretation, modification, amendment, waiver, and release of all Loan Papers, and (ii) all costs and expenses (including reasonable attorneys' fees and expenses) of Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank and each Lender in connection with any restructuring, work-out, or collection of any portion of the Obligations or the enforcement of any Loan Papers.

         (b) In addition, Borrowers shall pay any and all stamp, debt, and other Taxes payable or determined to be payable in connection with any payment hereunder (other than Taxes on the overall net income of Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank or any Lender or franchise Taxes or Taxes on capital or capital receipts of Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank or any Lender), or the execution, delivery, or recordation of any Loan Papers, and agrees to save Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank and each Lender harmless from and against any and all liabilities with respect to, or resulting from any delay in paying or omission to pay any Taxes in accordance with this Section 9.07, including any penalty, interest, and expenses relating thereto. All payments by Borrowers or any Subsidiary of either of Borrowers under any Loan Papers shall be made free and clear of and without deduction for any present or future Taxes (other than Taxes on the overall net income of Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank or any Lender of any nature now or hereafter existing, levied, or withheld, or franchise Taxes or Taxes on capital or capital receipts of Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank or any Lender), including all interest, penalties, or similar liabilities relating thereto. If Borrowers shall be required by Law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that, after making all required deductions and withholdings (including Taxes on amounts payable to Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank or any Lender pursuant to this sentence), Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank or any Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) Borrowers shall make such deductions or withholdings, and (iii) Borrowers shall pay the full amount deducted or


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

withheld to the relevant taxing authority in accordance with Applicable Law. Without prejudice to the survival of any other agreement of Borrowers hereunder, the agreements and obligations of Borrowers contained in this
Section 9.07 shall survive the execution of this Agreement, termination of the Commitment, repayment of the Obligations, satisfaction of each agreement securing or assuring the Obligations and termination of this Agreement and each other Loan Paper.

         9.08. INDEMNIFICATION BY BORROWERS. BORROWERS AGREE JOINTLY AND SEVERALLY TO INDEMNIFY, DEFEND, AND HOLD HARMLESS AGENT, CANADIAN AGENT, ARRANGER, ISSUING BANK, CANADIAN ISSUING BANK, EACH LENDER AND THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, AND REPRESENTATIVES, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES, AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN PAPERS (INCLUDING IN CONNECTION WITH OR AS A RESULT, IN WHOLE OR IN PART, OF THE NEGLIGENCE OF ANY OF THEM), ANY TRANSACTION RELATED HERETO OR THERETO, OR ANY ACT, OMISSION, OR TRANSACTION OF BORROWERS AND THEIR AFFILIATES WITH RESPECT HERETO AND THERETO, OR ANY OF THEIR DIRECTORS, PARTNERS, OFFICERS, AGENTS, EMPLOYEES, OR REPRESENTATIVES WITH RESPECT HERETO AND THERETO; PROVIDED, HOWEVER, THAT NONE OF AGENT, CANADIAN AGENT, ARRANGER, ISSUING BANK, CANADIAN ISSUING BANK OR ANY LENDER SHALL BE INDEMNIFIED, DEFENDED, AND HELD HARMLESS PURSUANT TO THIS SECTION 9.08 TO THE EXTENT OF ANY LOSSES OR DAMAGES WHICH EITHER OF BORROWERS PROVE WERE CAUSED BY THE INDEMNIFIED PARTY'S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

         9.09. Rate Provision. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall any Obligor or any other Person be obligated to pay any amount in excess of the Maximum Amount. If Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank or any Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to Parent, CA Canada or the other Person entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, each Obligor, Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank and each Lender shall, to the maximum extent permitted under Applicable Laws, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank or Lenders, as appropriate, shall refund to Parent or CA Canada the


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
amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, none or Agent, Canadian Agent, Issuing Bank, Canadian Issuing Bank or any Lender shall be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section 9.09 shall control every other provision of all agreements among the parties to the Loan Papers pertaining to the transactions contemplated by or contained in the Loan Papers.

         9.10. Severability. If any provision of any Loan Papers is held to be illegal, invalid, or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of such Loan Paper a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

         9.11. Exceptions to Covenants. No Obligor shall be deemed to be permitted to take any action or to fail to take any action that is permitted as an exception to any covenant in any Loan Papers, or that is within the permissible limits of any covenant, if such action or omission would result in a violation of any other covenant in any Loan Papers.

         9.12. Counterparts. This Agreement and the other Loan Papers may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

         9.13. GOVERNING LAW; WAIVER OF JURY TRIAL.

         (a) EXCEPT AS HEREINAFTER SET FORTH, THIS AGREEMENT AND ALL OTHER LOAN PAPERS SHALL BE DEEMED TO BE CONTRACTS MADE IN DALLAS, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS) AND THE UNITED STATES OF AMERICA. THIS AGREEMENT AND ALL OTHER LOAN PAPERS, ONLY INSOFAR AS THEY RELATE TO THE CANADIAN COMMITMENT, SHALL BE DEEMED TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ALBERTA AND THE LAWS OF CANADA APPLICABLE THEREIN. WITHOUT EXCLUDING ANY OTHER JURISDICTION, BORROWERS AGREE THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS HEREBY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER LOAN PAPERS, OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.


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         (b)   BORROWERS HEREBY WAIVE PERSONAL SERVICE OF ANY LEGAL PROCESS
BORROWERS AGREE THAT SERVICE OF PROCESS MAY BE MADE UPON THEM BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO EITHER PARENT OR CA CANADA AT ITS RESPECTIVE ADDRESS DESIGNATED FOR NOTICE UNDER THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL. NOTHING IN THIS SECTION 9.13 SHALL AFFECT THE RIGHT OF AGENT OR CANADIAN AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         9.14. RESTATEMENT. THIS AGREEMENT RESTATES IN ITS ENTIRETY THE EXISTING AGREEMENT AND IS NOT INTENDED AS AND SHALL NOT BE CONSTRUED AS A RELEASE OR NOVATION OF THE OBLIGATIONS OF EACH OBLIGOR PURSUANT TO THE EXISTING AGREEMENT.

         9.15. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, this Third Restated Credit Agreement is executed as of the date first set forth above.

PARENT:
                                      CAMERON ASHLEY BUILDING PRODUCTS,
                                      INC.


                                                     By:  /s/ J. Andrew Kerner
                                                          ---------------------
                                                                              ,
                                            (Print Name)       (Print Title)



CA CANADA:
                                      CAMERON ASHLEY CANADA, INC.


                                                     By:  /s/ J. Andrew Kerner
                                                          ---------------------
                                                                              ,
                                            (Print Name)       (Print Title)



AGENT:
                                      NATIONSBANK, N.A.


                                                     By:  /s/ Daniel M. Killian
                                                          ---------------------
                                            Daniel M. Killian, Vice President


CANADIAN AGENT:
                                      CANADIAN IMPERIAL BANK OF COMMERCE


                                                     By:  /s/ J. Bathurst
                                                          ---------------------
                                                                              ,
                                            (Print Name)       (Print Title)


CO-AGENT:
                                      ABN AMRO BANK, N.V., Atlanta Agency


                                                     By:  /s/ Robert A. Budnek
                                                          ---------------------
                                                                              ,
                                            (Print Name)       (Print Title)

                                                     By:  /s/ Larry K. Kelley
                                                          ---------------------
                                                                              ,
                                            (Print Name)       (Print Title)


ISSUING BANK:
                                      NATIONSBANK, N.A.


                                                     By:  /s/ Daniel M. Killian
                                                          ---------------------
                                            Daniel M. Killian, Vice President

CANADIAN ISSUING BANK:
                                      CANADIAN IMPERIAL BANK OF COMMERCE


                                                     By:  /s/ J. Bathurst
                                                          ---------------------
                                                                              ,
                                            (Print Name)       (Print Title)


LENDERS:
                                      NATIONSBANK, N.A.


                                                     By:  /s/ Daniel M. Killian
                                                          ---------------------
                                            Daniel M. Killian, Vice President


                                      CANADIAN IMPERIAL BANK OF COMMERCE


                                                     By:  /s/ J. Bathurst
                                                          ---------------------
                                                                              ,
                                            (Print Name)       (Print Title)


                                      ABN AMRO BANK, N.V., Atlanta Agency


                                                     By:  /s/ Robert A. Budnek
                                                          ---------------------
                                                                              ,
                                            (Print Name)       (Print Title)

                                                     By:  /s/ Larry K. Kelley
                                                          ---------------------
                                                                              ,
                                            (Print Name)       (Print Title)


                                      WELLS FARGO BANK (TEXAS), N.A.


                                                     By:  /s/ Juan J. Sanchez
                                                          ---------------------
                                            Juan J. Sanchez, Assistant Vice
                                            President

                                      SUNTRUST BANK, ATLANTA


                                                     By:  /s/ Eric M. Johnson
                                                          ---------------------
                                                                              ,
                                            (Print Name)       (Print Title)


                                                     By:  /s/ Mary Crawford
                                                          ---------------------
                                                                              ,
                                            (Print Name)       (Print Title)